EXHIBIT 10.2

DEED OF TRUST, SECURITY AGREEMENT,

FIXTURE FILING AND FINANCING STATEMENT

THIS DEED OF TRUST SECURES FUTURE ADVANCES AND FUTURE OBLIGATIONS AND IS GOVERNED BY SECTION 443.055 OF THE REVISED STATUTES OF THE STATE OF MISSOURI, AS AMENDED FROM TIME TO TIME. THIS DEED OF TRUST SECURES THE PAYMENT OF PRINCIPAL, INTEREST AND OTHER OBLIGATIONS AS PROVIDED HEREIN AND PERMITTED BY SECTION 443.055. THE FACE AMOUNT OF THIS DEED OF TRUST $145,000,000.00.

THIS DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Deed of Trust”) is made this 15th day of November, 2007, by Chase Park Plaza Hotel, LLC, a Delaware limited liability company (“Grantor”), whose address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, in favor of Trustee for the benefit of Bank of America, N.A., a national banking association (“Administrative Agent”), whose address is 901 Main Street, 20th Floor, Dallas, Texas 75202, Attention:  Real Estate Loan Administration, on behalf of itself and the other Lenders.

ARTICLE 1

Definitions; Granting Clauses; Secured Indebtedness

Section 1.1. Principal Secured. This Deed of Trust secures the aggregate principal amount of One Hundred Forty-Five Million and No/100 Dollars ($145,000,000.00), plus such additional amounts as Lender may from time to time advance pursuant to the terms and conditions of this Deed of Trust, with respect to an obligation secured by a lien or encumbrance prior to the lien of this Deed of Trust or for the protection of the lien of this Deed of Trust, together with interest thereon.

Section 1.2.           Definitions.

(a)           In addition to other terms defined herein, each of the following terms shall have the meaning assigned to it, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders (all capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement):

“Administrative Agent” means Bank of America, N.A., a national banking association, as Administrative Agent, whose address is 901 Main Street, 20th Floor, Dallas, Texas 75202, Attention:  Real Estate Loan Administration, together with its successors and assigns in such capacity, each acting hereunder on behalf of the other Lenders.

“Assignment of Rents, Leases and Receivables” means the Assignment of Rents, Leases and Receivables dated of even date herewith encumbering the Property and

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collaterally assigning to Administrative Agent for the benefit of Lenders a first priority collateral assignment and security interest in all rents, room revenues and other income and receivables from the Property.

“Common Elements” means all of the Condominium Property other than the Units which is designated in the Condominium Declaration for the use and benefit of the owners of one or more Units in the Condominium.

“Condominium Act” means the Uniform Condominium Act of the State of Missouri (Sections 448.1-101 to 448.4-120 of the Revised Statutes of Missouri), as amended from time to time.

“Condominium Association” means Park Plaza Master Condominium Association, a Missouri non-profit corporation, created to serve as the condominium owner’s association pursuant to the requirements of the Condominium Act.

“Condominium By-laws” means the bylaws pertaining to the formation, management and operation of the Condominium Association.

“Condominium Declaration” means that certain Master Declaration of Condominium dated effective as of December 1, 2006 executed by Kingsdell, L.P., a Delaware limited partnership as declarant and recorded in Book 12082006, Page 0378 in the Office of the Recorder of Deeds for the City of St. Louis, Missouri, as the same may from time to time be amended, restated, supplemented, or modified.

“Condominium Property” means all the land, property or properties and space comprising the Land, all improvements and structures erected, constructed or contained therein or thereon, including the building and all easements, rights and appurtenances belonging thereto, and all fixtures and equipment intended for the mutual use, benefit or enjoyment of the unit owners, submitted to the provisions of the Condominium Act.

“Debtor Relief Law” means any federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or any similar law affecting the right of creditors.

“Event of Default” has the meaning set forth in Section 4.1 of this Deed of Trust

“Grantor” means Chase Park Plaza Hotel, LLC, a Delaware limited liability company, whose address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, and its permitted successors and assigns.

“Interstate Land Sales Act” means the Interstate Land Sales Full Disclosure Act, 15 U.S.C. §1701 et seq., and the rules and regulations promulgated thereunder from time to time.

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“Loan” means the construction loan evidenced by the Loan Agreement and the Note.

“Loan Agreement” means that certain Construction Loan Agreement dated of even date herewith, executed by and between Grantor, Administrative Agent, Syndication Agent and any Lender now or hereafter made a party thereto, as the same may from time to time be renewed, extended, supplemented, increased or modified.

“Note” means, collectively, whether one or more, (a) each Promissory Note issued by Grantor pursuant to the terms of the Loan Agreement, in the aggregate principal amount of up to $86,200,000.00, bearing interest as therein provided, containing a provision for, among other things, the payment of attorneys’ fees, and (b) all other notes given in substitution thereof or in modification, supplement, increase, renewal or extension thereof, in whole or in part, as provided in the Loan Agreement, whether in whole or in part or one or more, as any or all of such notes may from time to time be renewed, extended, supplemented, increased or modified, each bearing interest as provided in the Loan Agreement. Additionally, the Loan Agreement provides that the principal balance of the Loan shall bear interest at a floating rate of interest subject to change from time to time.

“Residential Loan” means that certain acquisition and renovation loan from Lenders to The Private Residences, LLC, a Delaware limited liability company (“Residential Borrower”), in the maximum principal amount of $58,800,000.

“Residential Loan Agreement” means that certain Construction Loan Agreement dated of even date herewith, executed by Residential Borrower, Administrative Agent, Syndication Agent and any Lender now or hereafter made a party thereto, as the same may from time to time be renewed, extended, supplemented, increased or modified.

“Residential Loan Documents” means the Residential Loan Agreement, any and all notes, deed of trust, guaranty, financing statements, and other documents, instruments or agreements evidencing, securing or pertaining to the Residential Loan as shall, from time to time, be executed and/or delivered by Residential Borrower or any other party to Administrative Agent, for the benefit of the Lenders, as they may be amended, modified, restated, replaced and supplemented from time to time.

“Residential Loan Note” means, collectively, whether one or more, (a) each Promissory Note issued by Residential Borrower pursuant to the terms of the Residential Loan Agreement, in the aggregate principal amount of up to $58,800,000.00, bearing interest as therein provided, containing a provision for, among other things, the payment of attorneys’ fees, and (b) all other notes given in substitution thereof or in modification, supplement, increase, renewal or extension thereof, in whole or in part, as provided in the Residential Loan Agreement, whether in whole or in part or one or more, as any or all of such notes may from time to time be renewed, extended, supplemented, increased or modified, each bearing interest as provided in the Residential Loan Agreement.

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Additionally, the Residential Loan Agreement provides that the principal balance of the Residential Loan shall bear interest at a floating rate of interest subject to change from time to time.

“Syndication Agent” means National City Bank, a national banking association.

“Trustee” means PRLAP, Inc. or any successor or substitute appointed and designated as herein provided from time to time acting hereunder, any one of whom may act alone.

“UCC” means the Missouri Uniform Commercial Code, as amended from time to time.

“Unit” means the condominium units created by the Condominium Declaration and owned by Grantor as of the date of this Deed of Trust.

(b)           Any term used or defined in the UCC, as in effect from time to time, and not defined in this Deed of Trust has the meaning given to the term in the UCC, as in effect from time to time, when used in this Deed of Trust. However, if a term is defined in Article 9 of the UCC differently than in another article of the UCC, the term has the meaning specified in Article 9.

Section 1.3. Granting Clause. In consideration of the provisions of this Deed of Trust and the sum of TEN DOLLARS ($10.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Grantor, to secure the obligations of Grantor under the Loan Documents and all other matters and indebtedness constituting the Secured Indebtedness, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, AND CONFIRM, TRANSFER, ASSIGN and SET OVER to Trustee in trust, for the benefit of Administrative Agent, with power of sale and right of entry and possession the following:  all estate, right, title and interest which Grantor now has or may hereafter acquire in and to the following Premises, Accessories and other rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (collectively, the “Property”):

(a)           Grantor’s right, title and interest in and to the real property described in Exhibit A which is attached hereto and incorporated herein by reference (the “Land”) together with (i) any and all buildings, structures, improvements, alterations or appurtenances now or hereafter situated or to be situated on the Land (collectively the “Improvements”); (ii) all rights, estates, powers, privileges and interests of whatever kind or character appurtenant or incident to the foregoing; and (iii) all right, title and interest of Grantor, now owned or hereafter acquired, in and to (1) all common area and other use rights, tenements, hereditaments, streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining or appurtenant to any of the Land or the Improvements; (2) any strips or gores between the Land and abutting or adjacent properties; and (3) all options to purchase the Land or the Improvements or any portion thereof or interest therein, and any greater estate in the Land or the Improvements;

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and (4) all water and water rights or shares of stock evidencing water rights, timber, crops and mineral interests on or pertaining to the Land (the Land, Improvements and other rights, titles and interests referred to in this clause (a) being herein sometimes collectively called the “Premises”);

(b)           all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies, elevator fixtures, inventory and goods, inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, beds, bureaus, chiffonniers, chests, chairs, desks lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Grantor, which are now or hereafter attached to or situated in, on or about the Land or the Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing (the properties referred to in this clause (b) being herein sometimes collectively called the “Accessories,” all of which are hereby declared to be permanent accessions to the Land);

(c)           all (i) plans and specifications for the Improvements; (ii) Grantor’s rights, but not liability for any breach by Grantor, under all commitments (including any commitments for financing to pay any of the Secured Indebtedness, as defined below), insurance policies (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity), Swap Transactions (as hereinafter defined), contracts and agreements for the design, construction, operation or inspection of the Improvements and other contracts and general intangibles (including but not limited to payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Premises or the Accessories or the operation thereof, all other agreements, utility contracts, maintenance agreements, franchise agreements, management agreements, service contracts, supply contracts, operating contracts, permits (including building and occupancy permits), approvals, licenses (including to the extent required by applicable law liquor and other alcoholic beverage licenses)

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certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, or ownership of the Land or the Improvements; (iii) deposits and deposit accounts arising from or related to any transactions related to the Premises or the Accessories (including but not limited to Grantor’s rights in tenants’ security deposits, deposits with respect to utility services to the Premises, and any deposits, deposit accounts or reserves hereunder or under any other Loan Documents (hereinafter defined) for taxes, insurance or otherwise), rebates or refunds of impact fees or other taxes, assessments or charges, money, accounts, (including deposit accounts), instruments, documents, promissory notes and chattel paper (whether tangible or electronic) arising from or by virtue of any transactions related to the Premises or the Accessories, and any account, securities account or deposit account (including, without limitation, reserve accounts and escrow accounts) from which Grantor may from time to time authorize Administrative Agent to debit and/or credit payments due with respect to the Loan or any Swap Transaction, all rights to the payment of money from the counterparty under any Swap Transaction, and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Transaction; (iv) permits, licenses, franchises, certificates, development rights, commitments and rights for utilities, and other rights and privileges obtained in connection with the Premises or the Accessories; (v) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Premises and the Accessories; (vi) as-extracted collateral produced from or allocated to the Land including, without limitation, oil, gas and other hydrocarbons and other minerals and all products processed or obtained therefrom, and the proceeds thereof; and (vii) engineering, accounting, title, legal, and other technical or business data concerning the Property, including software, which are in the possession of Grantor or in which Grantor can otherwise grant a security interest;

(d)           any all rights and appurtenances to the Units, including any interest in the Common Elements, if any, established by the Condominium Declaration, together with any and all rights (but not the obligations or liabilities) of Grantor arising by virtue of the Condominium Declaration, whether as an owner of the Units or Declarant (as such term is defined in the Condominium Act), including the right to vote, as provided in the Condominium Declaration;

(e)              all (i) rights of Grantor as Declarant under the Condominium Declaration, if any, to the fullest extent the foregoing rights arise from or relate to, either directly or indirectly, the Condominium Property and (ii) voting rights of Grantor (including, but not limited to all voting rights in the Condominium Association) as the owner of any of the Condominium Property; and

(f)               all (i) accounts and proceeds (cash or non-cash and including payment intangibles) of or arising from the properties, rights, titles and interests referred to above in this Section 1.3, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance (or additional or supplemental coverage related thereto, including from an insurance provider meeting the requirements of the Loan Documents or from or through any state or federal government sponsored program or entity) relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto, including change of grade of streets, curb cuts or other rights of access, by condemnation, eminent domain or transfer in lieu thereof for public or quasi-public use under any law, and

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proceeds arising out of any damage thereto; (ii) all letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) Grantor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; (iii) all commercial tort claims Grantor now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.3; (iv) interest of Grantor in and to the proceeds from the sale of those certain tax credits now or hereafter granted or issued to Grantor or its members through or in connection with the Missouri Historic Preservation Tax Credit Program and other applicable law and related to the Property; and (v) other interests of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Section 1.3 and all property used or useful in connection therewith, including but not limited to rights of ingress and egress and remainders, reversions and reversionary rights or interests; and if the estate of Grantor in any of the property referred to above in this Section 1.3 is a leasehold estate, this conveyance shall include, and the lien and security interest created hereby shall encumber and extend to, all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Grantor in or to the property demised under the lease creating the leasehold estate;

TO HAVE AND TO HOLD the foregoing rights, interests and properties, and all rights, estates, powers and privileges appurtenant thereto (herein collectively called the “Property”), unto Trustee, and its successors or substitutes in this trust, and to its successors and assigns, in trust, forever, subject to the terms, provisions and conditions herein set forth, to secure the obligations of Grantor under the Loan Agreement and Loan Documents (as hereinafter defined) and all other indebtedness and matters defined as “Secured Indebtedness” (as hereinafter defined) upon this special trust:  that should the Secured Indebtedness be paid according to the tenor and effect thereof when the same shall be due and payable and should Grantor timely and fully discharge its obligations hereunder and under the other Loan Documents (other than surviving indemnity obligations as to which no claims are then pending), then the Property shall be reconveyed to Grantor or the title thereto shall be revested according to the provisions of law.

Section 1.4. Security Interest. Grantor hereby grants to Administrative Agent a security interest in all of the Property which constitutes personal property or fixtures, all proceeds and products thereof, and all supporting obligations ancillary to or arising in any way in connection therewith (herein sometimes collectively called the “Collateral”) to secure the obligations of Grantor under the Note, Loan Agreement and Loan Documents and all other indebtedness and matters defined as Secured Indebtedness in Section 1.5 of this Deed of Trust. In addition to its rights hereunder or otherwise, Administrative Agent shall have all of the rights of a secured party under the UCC, as in effect from time to time, or under the Uniform Commercial Code in force, from time to time, in any other state to the extent the same is applicable law. This Deed of Trust secures an obligation incurred for the construction of an improvement on the Land and as such constitutes a “construction mortgage” under Section 400.99-334(h) Revised Statutes of Missouri.

Section 1.5. Secured Indebtedness, Note, Loan Documents, Other Obligations. This Deed of Trust is made to secure and enforce the payment and performance of the following promissory notes, obligations, indebtedness, duties and liabilities and all renewals, extensions, supplements, increases, and modifications thereof in whole or in part from time to time

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(collectively the “Secured Indebtedness”): (a) the Note; (b) all indebtedness, liabilities, duties, covenants, promises and other obligations whether joint or several, direct or indirect, fixed or contingent, liquidated or unliquidated, and the cost of collection of all such amounts, owed by Grantor to Lenders now or hereafter incurred or arising pursuant to or permitted by the provisions of the Loan Agreement, the Note, this Deed of Trust, or any other document now or hereafter evidencing, governing, guaranteeing, securing or otherwise executed by Grantor or Guarantor for the benefit of Administrative Agent and/or the Lenders in connection with the Loan, including but not limited to any loan or loan agreement, letter of credit or reimbursement agreement, tri-party financing agreement, Master Agreement relating to any Swap Transactions or other agreement between Grantor and Administrative Agent, or among Grantor, Administrative Agent and any other party or parties, pertaining to the repayment or use of the proceeds of the Loan (the Note, the Loan Agreement, this Deed of Trust, any Master Agreement relating to any Swap Transactions and such other documents, as they or any of them may have been or may be from time to time renewed, extended, supplemented, increased or modified, being herein sometimes collectively called the “Loan Documents”); and (c) the Residential Loan, including all indebtedness, liabilities, duties, covenants, promises and other obligations whether joint or several, direct or indirect, fixed or contingent, liquidated or unliquidated, and the cost of collection of all such amounts, owed by Grantor to Lenders now or hereafter incurred or arising pursuant to or permitted by the provisions of the Residential Loan Agreement and the other Residential Loan Documents. The term “Swap Transaction” means any agreement, whether or not in writing, entered into between Grantor and with a Lender acceptable to the Required Lenders (such financial institution is referred to herein as “Swap Bank”) relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between a Swap Bank and Grantor, together with any related schedules, as amended, supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

ARTICLE 2

Representations, Warranties and Covenants

Section 2.1. Grantor represents, warrants, and covenants as follows (with respect to representations and warranties, except as otherwise disclosed to Administrative Agent in writing):

(a)           Payment and Performance. Grantor will make due and punctual payment of the Secured Indebtedness. Grantor will timely and properly perform and comply with all of the covenants, agreements, and conditions imposed upon it by this Deed of Trust and the other Loan Documents and will not permit a default to occur hereunder or thereunder. Time shall be of the essence in this Deed of Trust.

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(b)           Title and Permitted Encumbrances. Grantor has, in Grantor’s own right, and Grantor covenants to maintain, lawful, good and marketable title to the Property, is lawfully seized and possessed of the Property and every part thereof, and has the right to convey the same, free and clear of all liens, charges, claims, security interests, and encumbrances except for (i) the matters, if any, set forth on Schedule B-1 of the mortgagee policy of title insurance issued to Administrative Agent and insuring the lien of this Deed of Trust, (ii) the liens and security interests evidenced by this Deed of Trust, (iii) statutory liens for real estate taxes and assessments on the Property which are not yet delinquent, (iv) other liens and security interests (if any) in favor of Administrative Agent and (v) any other matters affecting the Property to which the Administrative Agent may consent in writing, which consent may be given in Administrative Agent’s sole discretion (the matters described in the foregoing clauses (i), (ii), (iii), (iv), and (v) being herein called the “Permitted Encumbrances”). Grantor will warrant generally and forever defend title to the Property, subject as aforesaid, to Trustee and its successors or substitutes and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof. Grantor will, prior to delinquency, punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrance and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Administrative Agent. Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Administrative Agent of any existing or future violation or other breach thereof by Grantor, by the Property or otherwise. No part of the Property constitutes all or any part of the principal residence of Grantor if Grantor is an individual. If any right or interest of Administrative Agent in the Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, Administrative Agent and Trustee, or either of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such steps as in its discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Administrative Agent, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims. All expenditures so made of every kind and character shall be a demand obligation (which obligation Grantor hereby promises to pay owing by Grantor to Administrative Agent or Trustee (as the case may be), and the party (Administrative Agent or Trustee, as the case may be) making such expenditures shall be subrogated to all rights of the person receiving such payment.

(c)           Taxes and Other Impositions. Grantor will pay, or cause to be paid, all taxes, assessments and other charges or levies imposed upon or against or with respect to the Property or the ownership, use, occupancy or enjoyment of any portion thereof, or any utility service thereto, prior to delinquency, including but not limited to all real estate taxes assessed against the Property or any part thereof, (including assessments under the Condominium Declaration); and shall deliver to Administrative Agent, within fifteen (15) days after request by Administrative Agent, such evidence of the payment thereof as Administrative Agent may require.

(d)           Insurance; Use of Insurance Proceeds. Grantor shall obtain and maintain at Grantor’s sole expense: (1) mortgagee title insurance issued to Administrative Agent covering the Premises as required by Administrative Agent without exception for mechanics’ liens;

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(2) property insurance with respect to all insurable Property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in Special Form (also known as “all-risk”) coverage and against any and all acts of terrorism and such other insurable hazards as Administrative Agent may require, in an amount not less than 100% of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent Grantor and Administrative Agent from becoming a coinsurer, such insurance to be in “builder’s risk” completed value(non-reporting) form during and with respect to any construction on the Premises; (3) if and to the extent any portion of the Improvements is, under the Flood Disaster Protection Act of 1973 (“FDPA”), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community, a flood insurance policy in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and the FDPA, as such requirements may from time to time be in effect; (4) general liability insurance, on an “occurrence” basis against claims for “personal injury” liability, including bodily injury, death or property damage liability, insurance, including “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at the Property, for the benefit of Grantor as named insured and Administrative Agent as additional insured; (5) statutory workers’ compensation insurance with respect to any work on or about the Premises (including employer’s liability insurance, if required by Administrative Agent), covering all employees of Grantor and any contractor; to the extent such coverage is covered by the contractor or subcontractor on behalf of Grantor, Administrative Agent will accept such coverage on behalf of Grantor upon receipt of evidence of such coverage; (6) if there is a general contractor, commercial general liability insurance, including products and completed operations coverage, and in other respects similar to that described in clause (4) above, for the benefit of the general contractor as named insured and Grantor and Administrative Agent as additional insureds, in addition to statutory workers’ compensation insurance with respect to any work on or about the Premises (including employer’s liability insurance, if required by Administrative Agent), covering all employees of the general contractor and any contractor; (7) blanket fidelity bond and errors and omissions (to the extent not covered by the blanket fidelity bond) insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by (A) Grantor’s personnel; (B) any employees of outside firms that provide appraisal, legal, data processing or other services for Grantor or (C) temporary contract employees or student interns and (8) such other insurance on the Property and endorsements as may from time to time be required by Administrative Agent (including but not limited to soft cost coverage, automobile liability insurance, business interruption insurance or delayed rental insurance, boiler and machinery insurance, earthquake insurance, wind insurance, sinkhole coverage, and/or permit to occupy endorsement)) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements. Any insurance as to the Condominium Property or the Units, may be written in the name of the Condominium Association or an insurance trustee, as trustee for all of the owners in the Condominium Property, if the Condominium Declaration requires or permits the Condominium Association or an insurance trustee to be designated as the insured under such policies. So long as the Condominium Association maintains any insurance policies as required

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under this Deed of Trust as to the Condominium Property or the Units, the obligations of Grantor under this Section shall be deemed satisfied as to the Condominium Property and the Units; provided that Grantor shall remain obligated to obtain and maintain insurance with respect to (i) all personal property and equipment owned by Grantor and located within the Units; (ii) all other Property not covered by the insurance maintained by the Condominium Association; and (iii) the Condominium Property only to the extent necessary to supplement the insurance maintained by the Condominium Association in order to comply with the requirements of this Deed of Trust. Grantor shall provide Administrative Agent with a certificate evidencing all insurance maintained by the Condominium Association as to insurance Grantor would otherwise be obligated to maintain and to deliver a copy of such required policies of insurance to Administrative Agent upon request. At least fifteen (15) days prior to the expiration of each such policy, Grantor shall furnish Administrative Agent with evidence satisfactory to Administrative Agent of the payment of premiums and the reissuance of policies continuing insurance in force as required by this Deed of Trust. Except as otherwise required by the Condominium Declaration all such policies of insurance shall contain an endorsement or agreement by the insurer that any loss is payable in accordance with the terms of such policies notwithstanding any act or negligence of Grantor which might otherwise result in forfeiture of said insurance, and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Grantor. Unless prohibited by the Condominium Act or the Condominium Declaration, Grantor shall cause, at the request of Administrative Agent, Administrative Agent to be named as an additional insured on any liability insurance policy maintained by the Condominium Association with respect to the Property and Units. Except as may be required by the Condominium Declaration and the Condominium Act, all insurance policies shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions, and in forms satisfactory to Administrative Agent, and shall require not less than ten (10) days’ prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than thirty (30) days’ prior written notice to Administrative Agent of any other cancellation or any change of coverage. All insurance companies must be licensed to do business in the state in which the Property is located and must have an A. M. Best Company financial and performance ratings of A-:IX or better. All insurance policies maintained, or caused to be maintained, by Grantor with respect to the Property, except for general liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by Grantor or Administrative Agent and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. At least fifteen (15) days prior to the expiration of each such policies, Grantor shall furnish Administrative Agent with evidence satisfactory to Administrative Agent of the payment of premiums and the reissuance of policies continuing insurance in force as required by this Deed of Trust. All such policies of insurance shall contain an endorsement or agreement by the insurer that any loss is payable in accordance with the terms of such policies notwithstanding any act or negligence of Grantor which might otherwise result in forfeiture of said insurance, and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Grantor. If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to this Deed of Trust or any other Loan Document becomes insolvent or the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law, or if

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in Administrative Agent’s reasonable opinion the financial responsibility of such insurer is or becomes inadequate, Grantor shall, in each instance promptly upon its discovery thereof or upon the request of Administrative Agent therefor, and at Grantor’s expense, promptly obtain and deliver to Administrative Agent a like policy (or, if and to the extent permitted by Administrative Agent, acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Deed of Trust or such other Loan Document, as the case may be. Without limiting the discretion of Administrative Agent with respect to required endorsements to insurance policies, and unless prohibited by the Condominium Act, all such policies for loss of or damage to the Property shall contain a standard mortgagee clause (without contribution) naming Administrative Agent as mortgagee with loss proceeds payable to Administrative Agent notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named or additional insured; (ii) the occupation or use of the Property for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Administrative Agent under the Loan Documents; or (iv) any change in title to or ownership of the Property or any portion thereof, such proceeds to be held for application as provided in the Loan Documents. The originals of each initial insurance policy (or to the extent permitted by Administrative Agent, a copy of the original policy and such evidence of insurance acceptable to Administrative Agent) and unless prohibited by the Condominium Act shall be delivered to Administrative Agent at the time of execution of this Deed of Trust, with all premiums fully paid current, and each renewal or substitute policy (or evidence of insurance) shall be delivered to Administrative Agent, with all premiums fully paid current, at least ten (10) days before the termination of the policy it renews or replaces. Grantor shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Administrative Agent evidence satisfactory to Administrative Agent of the timely payment thereof. If any loss occurs at any time when Grantor has failed to perform Grantor’s covenants and agreements in this paragraph with respect to any insurance payable because of loss sustained to any part of the Property, whether or not such insurance is required by Administrative Agent, Administrative Agent shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Grantor, to the same extent as if it had been made payable to Administrative Agent. Upon any foreclosure hereof or transfer of title to the Property in extinguishment of the whole or any part of the Secured Indebtedness, all of Grantor’s right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Administrative Agent shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Property regardless of whether or not such insurance policies are required by Administrative Agent, and the expenses incurred by Administrative Agent in the adjustment and collection of insurance proceeds shall be a part of the Secured Indebtedness and shall be due and payable to Lenders on demand, provided, that, except during an Event of Default, any settlement or adjustment of any claim may be negotiated by the Grantor if the amount involved is equal to or less than $100,000, if the amount involved is greater than $100,000 then the same shall remain subject to the final approval of Administrative Agent and the requirements of this Deed of Trust. Administrative Agent shall not be, under any circumstances, liable or responsible for failure to

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collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Grantor. Any such proceeds received by Administrative Agent shall, after deduction therefrom of all reasonable expenses actually incurred by Administrative Agent, including attorneys’ fees, at Administrative Agent’s option be (1) released to Grantor, or (2) applied (upon compliance with such terms and conditions as may be required by Administrative Agent) to repair or restoration, either partly or entirely, of the Property so damaged, or (3) applied to the payment of the Secured Indebtedness in such order and manner as Administrative Agent, in its sole discretion, may elect, whether or not due. In any event, the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Grantor shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Property. All such proceeds received by Administrative Agent, after deduction therefrom of all reasonable expenses actually incurred by Administrative Agent, including attorneys’ fees, shall be held and disbursed by Administrative Agent in accordance with the requirements of this Deed of Trust. If the total cost of repairs required to reconstruct the Property to its value, character and condition immediately prior to such casualty (the “Restoration”) is greater than $5,000,000, Administrative Agent may, at its option, require that the proceeds be (1) released to Grantor, or (2) applied (upon compliance with such terms and conditions as may be required by Administrative Agent) to repair or restoration, either partly or entirely, of the Property so damaged, or (3) applied to the payment of the Secured Indebtedness in such order and manner as Administrative Agent, in its sole discretion, may elect, whether or not due. In any event, the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. If the total costs of the Restoration is less than $5,000,000, the proceeds shall be made available to carry out such Restoration, if the following conditions are satisfied in full to the reasonable satisfaction of the Agents (as defined in the Loan Agreement):

(1)           There exists no Event of Default or Potential Default (as defined in the Loan Agreement;

(2)           Administrative Agent has received evidence that the Restoration can be completed no later than 90 days prior to the Maturity Date (as defined in the Loan Agreement);

(3)           Grantor has presented to Administrative Agent evidence of sufficient insurance proceeds to pay the interest and all other payments due under the Loan during the period of Restoration and that the Property’s operations and income after completion of the Restoration will be sufficient to pay the operating expenses of the Property and debt service on the Secured Indebtedness with the same coverage ratios considered by Administrative Agent in underwriting the Loan;

(4)           Grantor delivers or causes to be delivered to Administrative Agent complete final plans and specifications (the “Work Plans and Specs”) for the work to be performed in connection with the Restoration (hereinafter called the “Work”) prepared

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and sealed by a licensed architect reasonably satisfactory to Administrative Agent (the “Supervising Architect”), with evidence reasonably satisfactory to Administrative Agent of the approval of the Work Plans and Specs by all governmental authorities whose approval is required;

(5)           Grantor delivers or causes to be delivered to Administrative Agent a signed estimate approved in writing by the Supervising Architect, bearing the Supervising Architect’s seal, stating the entire cost of completing the Work;

(6)           Administrative Agent determines, in its sole and absolute discretion, that the proceeds are sufficient to pay in full the cost of the Restoration or, if Administrative Agent determines, in its sole and absolute discretion, that the proceeds are not sufficient to pay in full the costs of the Restoration, Grantor has deposited or has caused to be deposited with Administrative Agent sufficient funds, such that together with the available proceeds, sufficient funds shall be readily available for the Restoration;

(7)           Grantor delivers or causes to be delivered to Administrative Agent true copies of all permits and approvals required by law in connection with the commencement and conduct of the Work; and

(8)           Administrative Agent will not incur any liability to any other person as a result of such use or release of insurance proceeds.

If the conditions of paragraphs (1) through (8) above are not satisfied within one hundred eighty (180) days after receipt by Administrative Agent of the proceeds, then Administrative Agent may, at its option, apply any insurance proceeds to the outstanding balance of the Secured Indebtedness in such order and manner as Administrative Agent elects. Provided the terms and conditions above have been satisfied, such proceeds shall be applied by Administrative Agent to the payment of the cost of the Work on the same terms and conditions as contemplated for advances related to the construction of the Improvements, as set forth in the Loan Agreement.

Notwithstanding anything contained in this Section 2.1(d), as to the Condominium Property only, Grantor shall have no obligation to Administrative Agent that violates the Condominium Act. The following notice is provided pursuant to Section 427.120 of the Missouri Revised Statutes:

Unless you provide evidence of the insurance coverage required by your agreement with us, we may purchase insurance at your expense to protect our interests in your collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral. You may later cancel any insurance purchased by us, but only after providing evidence that you have obtained insurance as required by our agreement. If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges we

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may imposed in connection with the placement of insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.

(e)           Reserve for Insurance, Taxes and Assessments. Upon request of Administrative Agent, to secure the payment and performance of the Secured Indebtedness, but not in lieu of such payment and performance, Grantor will deposit with Administrative Agent a sum equal to real estate taxes, assessments and charges (which charges for the purposes of this paragraph shall include without limitation any recurring charge which could result in a lien against the Property) against the Property for the current year and the premiums for such policies of insurance for the current year (other than for insurance maintained solely by the Condominium Association), all as estimated by Administrative Agent and prorated to the end of the calendar month following the month during which Administrative Agent’s request is made, and thereafter will deposit with Administrative Agent, on each date when an installment of principal and/or interest is due on the Loan, sufficient funds (as estimated from time to time by Administrative Agent) to permit Administrative Agent to pay at least fifteen (15) days prior to the due date (or, in the case of real estate taxes and assessments, the delinquency date) thereof, the next maturing real estate taxes, assessments and charges and premiums for such policies of insurance. Administrative Agent shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. To the extent permitted by law, any excess over the amounts required for such purposes shall be held by Administrative Agent for future use, applied to any Secured Indebtedness or refunded to Grantor, at Administrative Agent’s option, and any deficiency in such funds so deposited shall be made up by Grantor upon demand of Administrative Agent. All such funds so deposited shall bear no interest, may be co-mingled with the general funds of Administrative Agent and shall be applied by Administrative Agent toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Administrative Agent by Grantor (which statements shall be presented by Grantor to Administrative Agent a reasonable time before the applicable amount is due); provided, however, that, if a Default shall have occurred hereunder, such funds may at Administrative Agent’s option be applied to the payment of the Secured Indebtedness in the order determined by Administrative Agent in its sole discretion, and that Administrative Agent may (but shall have no obligation) at any time, in its discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Grantor’s interest in the Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Grantor’s interest in and rights to such funds held by Administrative Agent under this paragraph but subject to the rights of Administrative Agent hereunder.

(f)            Condemnation. Grantor shall notify Administrative Agent promptly of any threatened or pending proceeding for condemnation affecting the Property or arising out of damage to the Property, and Grantor shall, at Grantor’s expense, diligently prosecute any such proceedings. Administrative Agent shall have the right (but not the obligation) to participate in

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any such proceeding and to be represented by counsel of its own choice. Administrative Agent shall be entitled to receive all sums which may be awarded or become payable to Grantor for the condemnation of the Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for injury or damage to the Property. Grantor shall, promptly upon request of Administrative Agent, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Administrative Agent to collect and receipt for any such sums. All such sums are hereby assigned to Administrative Agent, and, shall, after deduction therefrom of all reasonable expenses actually incurred by Administrative Agent, including attorneys’ fees, at Administrative Agent’s option be (1) released to Grantor, or (2) applied (upon compliance with such terms and conditions as may be required by Administrative Agent) to repair or restoration of the Property, or (3) applied to the payment of the Secured Indebtedness in such order and manner as Administrative Agent, in its sole discretion, may elect, whether or not due. In any event the unpaid portion of the Secured Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Administrative Agent shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Grantor. Administrative Agent is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. All costs and expenses (including but not limited to attorneys’ fees) incurred by Administrative Agent in connection with any condemnation shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Administrative Agent pursuant to this Deed of Trust.

(g)           Compliance with Legal Requirements. The Grantor, the Property and the use, operation and maintenance thereof and all activities thereon do and shall at all times comply with the terms, conditions, covenants, representations and warranties of the Loan Agreement and all applicable Legal Requirements (hereinafter defined). The Property is not, and shall not be, dependent on any other property or premises or any interest therein other than the Property to fulfill any requirement of any Legal Requirement. Grantor shall not, by act or omission, permit any building or other improvement not subject to the lien of this Deed of Trust to rely on the Property or any interest therein to fulfill any requirement of any Legal Requirement. No improvement upon or use of any part of the Property constitutes a nonconforming use under any zoning law or similar law or ordinance. Grantor has obtained and shall preserve in force all requisite zoning, utility, building, health, environmental and operating permits from the governmental authorities having jurisdiction over the Property. If Grantor receives a notice or claim from any person that the Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance, in any material respect, with any Legal Requirement, Grantor will promptly furnish a copy of such notice or claim to Administrative Agent. Grantor has received no notice and has no knowledge of any such noncompliance. As used in this Deed of Trust:  (i) the term “Legal Requirement” means any Law (hereinafter defined), agreement, covenant, restriction, easement or condition (including, without limitation of the foregoing, any condition or requirement imposed by any insurance or surety company), as any of the same now exists or may be changed or amended or come into effect in the future; and (ii) the term “Law” means any

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federal, state or local law, statute, ordinance, code, rule, regulation, license, permit, authorization, decision, order, injunction or decree, domestic or foreign.

(h)           Maintenance, Repair and Restoration. Subject only to the restoration and renovation as provided in the Plans, Grantor will keep the Property in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Property to be misused, abused or wasted or to deteriorate. Notwithstanding the foregoing, Grantor will not, without the prior written consent of Administrative Agent, (i) remove from the Property any fixtures or personal property covered by this Deed of Trust except such as is replaced by Grantor by an article of comparable quality and utility, owned by Grantor, free and clear of any lien or security interest (except that created by this Deed of Trust), or (ii) make any structural alteration to the Property or any other alteration thereto which impairs, except to an immaterial extent, the value thereof. If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Property, Grantor shall give prompt notice thereof to Administrative Agent and Grantor shall promptly, at Grantor’s sole cost and expense and regardless of whether insurance or condemnation proceeds (if any) shall be available or sufficient for the purpose, secure the Property as necessary and commence and continue diligently to completion to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction. Notwithstanding the foregoing, Grantor shall not be required to perform the obligations contained under this subparagraph (h) with respect to the Common Elements of the Condominium Property so long as the Condominium Association is performing such obligations.

(i)            No Other Liens. Grantor will not, without the prior written consent of Administrative Agent, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, and should any of the foregoing become attached hereafter in any manner to any part of the Property without the prior written consent of Administrative Agent, Grantor will cause the same to be promptly discharged and released. Notwithstanding the foregoing, Administrative Agent shall not unreasonably delay or withhold its consent to financing or leasing of (A) certain types of office equipment, such as copiers or fax machines, provided, that, such office equipment (i) is readily replaceable and the removal and replacement of such equipment will not significantly impact the operation of the hotel, and (ii) will not be used to store or hold any proprietary information or information necessary for the operation of the Improvements as a hotel that is not readily available otherwise and (B) televisions, provided, that, the underlying lease or financing documentation will provide Administrative Agent with notice of any defaults of Grantor under such documentation and the opportunity, but not the obligation, to cure such defaults within a period of at least thirty (30) days. Grantor will own all parts of the Property and will not acquire any fixtures, equipment or other property (including software embedded

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therein) forming a part of the Property pursuant to a lease, license, security agreement or similar agreement, whereby any party has or may obtain the right to repossess or remove same, without the prior written consent of Administrative Agent. If Administrative Agent consents to the voluntary grant by Grantor of any deed of trust or mortgage, lien, security interest, or other encumbrance (hereinafter called “Subordinate Lien”) covering any of the Property or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable as to a Subordinate Lien, any such Subordinate Lien shall contain express covenants to the effect that: (1) the Subordinate Lien is unconditionally subordinate to this Deed of Trust and all Leases (as defined in the Assignment of Rents, Lease and Receivables); (2) if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Lien, no tenant of any of the Leases shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Administrative Agent; (3) Rents (as defined in the Assignment of Rents, Lease and Receivables), if collected by or for the Administrative Agent of the Subordinate Lien, shall be applied first to the payment of the Secured Indebtedness then due and expenses incurred in the ownership, operation and maintenance of the Property in such order as Administrative Agent may determine, prior to being applied to any indebtedness secured by the Subordinate Lien; (4) written notice of default under the Subordinate Lien and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Lien or to seek the appointment of a receiver for all or any part of the Property shall be given to Administrative Agent with or promptly after the occurrence of any such default or commencement; and (5) neither the Administrative Agent of the Subordinate Lien, nor any purchaser at foreclosure thereunder, nor anyone claiming by, through or under any of them shall succeed to any of Grantor’s rights hereunder without the prior written consent of Administrative Agent.

(j)            Operation of Property. Grantor will operate the Property in a good and workmanlike manner and in accordance with all Legal Requirements and will pay all fees or charges of any kind in connection therewith. Grantor will keep the Property occupied so as not to impair the insurance carried thereon. Grantor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Property in any manner which violates any Legal Requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Except with Administrative Agent’s prior written consent, Grantor will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Legal Requirement. Grantor will not impose any easement, restrictive covenant or encumbrance upon the Property, execute or file any subdivision plat affecting the Property or consent to the annexation of the Property to any municipality, without the prior written consent of Administrative Agent. Grantor will not knowingly do or suffer to be done any act whereby the value of any part of the Property may be lessened. Grantor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Property. Without the prior written consent of Administrative Agent, there shall be no drilling or exploration for or extraction, removal or production of any mineral,

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hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof.

(k)           Financial Matters. Grantor is solvent after giving effect to all borrowings contemplated by the Loan Documents and no proceeding under any Debtor Relief Law is pending (or, to Grantor’s knowledge, threatened) by or against Grantor, or any affiliate of Grantor, as a debtor. All reports, statements, plans, budgets, applications, agreements and other data and information heretofore furnished or hereafter to be furnished by or on behalf of Grantor to Administrative Agent in connection with the loan or loans evidenced by the Loan Documents (including, without limitation, all financial statements and financial information) are and will be true, correct and complete in all material respects as of their respective dates and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. No material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Grantor or, to Grantor’s knowledge, of any tenant under any lease described therein. For the purposes of this paragraph, “Grantor” shall also include any affiliate of Grantor, Guarantor, any affiliate of Guarantor and each of their respective successors and assigns liable directly or indirectly for the Secured Indebtedness.

(l)  Status of Grantor; Suits and Claims; Loan Documents. If Grantor is a corporation, partnership, limited liability company, or other legal entity, Grantor is and will continue to be (i) duly organized, validly existing and in good standing under the laws of its state of organization, (ii) authorized to do business in, and in good standing in, each state in which the Land is located, and (iii) possessed of all requisite power and authority to carry on its business and to own and operate the Property. Each Loan Document executed by Grantor has been duly authorized, executed and delivered by Grantor, and the obligations thereunder and the performance thereof by Grantor in accordance with their terms are and will continue to be within Grantor’s power and authority (without the necessity of joinder or consent of any other person, except for such as have been obtained), are not and will not be in contravention of any Legal Requirement or any other document or agreement to which Grantor or the Property is subject, and do not and will not result in the creation of any encumbrance against any assets or properties of Grantor, Guarantor, any affiliate of Grantor, or any affiliate of Guarantor liable, directly or indirectly, for any of the Secured Indebtedness, except as expressly contemplated by the Loan Documents. There is no suit, action, claim, investigation, inquiry, proceeding or demand pending (or, to Grantor’s knowledge, threatened) against Grantor, Guarantor, any affiliate of Grantor, or any affiliate of Guarantor liable directly or indirectly for the Secured Indebtedness or which to, Grantor’s best knowledge, affects the Property (including, without limitation, any which challenges or otherwise pertains to Grantor’s title to the Property) or the validity, enforceability or priority of any of the Loan Documents. There is no judicial or administrative action, suit or proceeding pending (or, to Grantor’s knowledge, threatened) against Grantor, Guarantor, any affiliate of Grantor, or any affiliate of Guarantor liable directly or indirectly for the Secured Indebtedness, except as has been disclosed in writing to Administrative Agent in connection with the loan evidenced by the Note. The Loan Documents, to which Grantor is a party, constitute legal, valid and binding obligations of Grantor enforceable in accordance with their terms, except as the enforceability thereof may be limited by Debtor Relief Laws and except as the availability of

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certain remedies may be limited by general principles of equity. Grantor is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder). The Loan is solely for business and/or investment purposes, and is not intended for personal, family, household or agricultural purposes. Grantor further warrants that the proceeds of the Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan. Grantor’s exact legal name is correctly set forth at the end of this Deed of Trust. If Grantor is not an individual, Grantor is an organization of the type and (if not an unregistered entity) is incorporated in or organized under the laws of the state specified in the introductory paragraph of this Deed of Trust. If Grantor is an unregistered entity (including, without limitation, a general partnership) it is organized under the laws of the state specified in the introductory paragraph of this Deed of Trust. Grantor will not cause or permit any change to be made in its name, identity, (including its trade name or names), organizational structure, unless Grantor shall have notified Administrative Agent in writing of such change at least 30 days prior to the effective date of such change, and shall have first taken all action required by Administrative Agent for the purpose of further perfecting or protecting the lien and security interest of Administrative Agent in the Property. In addition, Grantor shall not change its organizational structure without first obtaining the prior written consent of Administrative Agent. Grantor’s principal place of business and chief executive office, and the place where Grantor keeps its books and records (in addition to at the Property), including recorded data of any kind or nature, regardless of the medium of recording including, without limitation, software, writings, plans, specifications and schematics concerning the Property, has for the preceding four months (or, if less, the entire period of the existence of Grantor) been and will continue to be (unless Grantor notifies Administrative Agent of any change in writing at least 30 days prior to the date of such change) the address of Grantor set forth Article I of this Deed of Trust. If Grantor is an individual, Grantor’s principal residence has for the preceding four months been and will continue to be (unless Grantor notifies Administrative Agent of any change in writing at least 30 days prior to the date of such change) the address of the principal place of business of Grantor set forth in Article I of this Deed of Trust. Grantor’s organizational identification number, assigned by the state of incorporation or organization is 4253489. Grantor shall promptly notify Administrative Agent (i) of any change of its organizational identification number, or (ii) if Grantor does not now have an organization identification number and later obtains one, of such organizational identification number.

(m)          Further Assurances. Grantor will, within a reasonable period of time following request of Administrative Agent, (i) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Deed of Trust or any other Loan Document; (ii) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further mortgages, deeds of trust, security agreements, and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property) or as deemed advisable by Administrative Agent

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in its commercially reasonable judgment to protect the lien or the security interest hereunder against the rights or interests of third persons; and (iii) use best efforts to provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Administrative Agent to enable Administrative Agent to comply with the requirements or requests of any agency having jurisdiction over Administrative Agent or any examiners of such agencies with respect to the indebtedness secured hereby, Grantor or the Property. Grantor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Administrative Agent pursuant to this Deed of Trust.

(n)           Fees and Expenses. Without limitation of any other provision of this Deed of Trust or of any other Loan Document and to the extent not prohibited by applicable law, Grantor will pay, and will reimburse to Administrative Agent and/or Trustee on demand to the extent paid by Administrative Agent and/or Trustee: (i) all reasonable appraisal fees, filing, registration and recording fees, recordation, transfer and other taxes, brokerage fees and commissions, abstract fees, title search or examination fees, title policy and endorsement premiums and fees, uniform commercial code search fees, judgment and tax lien search fees, escrow fees, attorneys’ fees, architect fees, engineer fees, construction consultant fees, environmental inspection fees, survey fees, and all other costs and expenses of every character incurred by Grantor or Administrative Agent and/or Trustee in connection with the preparation of the Loan Documents, the evaluation, closing and funding of the Loan, and any and all amendments and supplements to this Deed of Trust, the Loan Agreement, or any other Loan Documents or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Grantor as owner of the Property; and (ii) all costs and expenses, including attorneys’ fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the defense of any right or remedy or the enforcement of any obligation of Grantor, hereunder or under any other Loan Document.

(o)           Indemnification.

(i)            Grantor will indemnify and hold harmless Administrative Agent and Trustee from and against, and reimburse it on demand for, any and all Indemnified Matters (hereinafter defined). For purposes of this subparagraph (i), the term “Administrative Agent” and “Trustee” shall include Administrative Agent, and Trustee, and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Administrative Agent or Trustee respectively and the directors, officers, partners, employees, attorneys, agents and representatives of each of them. WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PERSON TO THE EXTENT THAT THE SUBJECT OF THE

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INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON. Any amount to be paid under this paragraph (o) by Grantor to Administrative Agent and/or Trustee shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Administrative Agent and/or Trustee pursuant to this Deed of Trust. Upon demand by Administrative Agent, Grantor shall diligently defend any Indemnified Matter which affects the Property or is made or commenced against Administrative Agent, whether alone or together with Grantor or any other person, all at Grantor’s own cost and expense and by counsel to be approved by Administrative Agent in the exercise of its reasonable judgment. In the alternative, at any time Administrative Agent may elect to conduct its own defense through counsel selected by Administrative Agent and at the cost and expense of Grantor. Nothing in this paragraph, elsewhere in this Deed of Trust or in any other Loan Document shall limit or impair any rights or remedies of Administrative Agent and/or Trustee (including without limitation any rights of contribution or indemnification) against Grantor or any other person under any other provision of this Deed of Trust, any other Loan Document, any other agreement or any applicable Legal Requirement.

(ii)           For purposes of this subparagraph (ii), the term “Administrative Agent” shall include Administrative Agent and each Lender, the directors, officers, partners, employees and agents of Administrative Agent and such Lenders or Trustee, respectively, and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Administrative Agent and the Lenders or Trustee, respectively. As used herein, the term “Indemnified Matters” means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately withdrawn or defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by Administrative Agent and/or Trustee at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Property or with this Deed of Trust or any other Loan Document, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever at any time on or before the Release Date (hereinafter defined) any act performed or omitted to be performed hereunder or under any other Loan Document, any breach by Grantor of any representation, warranty, covenant, agreement or condition contained in this Deed of Trust or in any other Loan Document, any default as defined herein, any claim under or with respect to any Lease. The term “Release Date” as used herein means the earlier of the following two dates:  (i) the date on which the indebtedness and obligations secured by this Deed of Trust have been paid and performed in full and the Deed of Trust has been released; or (ii) the date on which the lien of the Deed of Trust is fully and finally

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foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Property has been given to and accepted by the purchaser or grantee free of occupancy and claims to occupancy by Grantor and their heirs, devisees, representatives, successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion. The indemnities in this paragraph (o) shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Deed of Trust but will survive the Release Date, foreclosure of this Deed of Trust or conveyance in lieu of foreclosure, the repayment of the Secured Indebtedness the termination of any and all Swap Transactions, the discharge and release of this Deed of Trust and the other Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

(p)           Taxes on Note or Deed of Trust. Grantor will promptly pay all income, franchise and other taxes owing by Grantor and any stamp, documentary, recordation and transfer taxes or other similar taxes (unless such payment by Grantor is prohibited by law) which may be required to be paid with respect to the Loan, this Deed of Trust or any other instrument evidencing or securing any of the Secured Indebtedness. In the event of the enactment after this date of any law of any governmental entity applicable to Lenders, the Loan, the Property or this Deed of Trust deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Lenders the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust or the Secured Indebtedness or Lenders, then, and in any such event, Grantor, upon demand by Administrative Agent, shall pay such taxes, assessments, charges or liens, or reimburse Lenders therefor; provided, however, that if in the opinion of counsel for Administrative Agent (i) it might be unlawful to require Grantor to make such payment or (ii) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, the Required Lenders may elect, by notice in writing given to Grantor, to declare all of the Secured Indebtedness to be and become due and payable ninety (90) days from the giving of such notice.

(q)           Statement Concerning Note or Deed of Trust. Grantor shall at any time and from time to time furnish within seven (7) days of request by Administrative Agent a written statement in such form as may be required by Administrative Agent in its commercially reasonable judgment stating that (i) the Note, the Loan Agreement, this Deed of Trust and the other Loan Documents are valid and binding obligations of Grantor, enforceable against Grantor in accordance with their terms; (ii) the unpaid principal balance of the Loan; (iii) the date to which interest on the Loan is paid; (iv) the Loan, this Deed of Trust and the other Loan Documents have not been released, subordinated or modified; and (v) there are no known offsets or defenses against the enforcement of the Loan, this Deed of Trust or any other Loan Document.

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If any of the foregoing statements in clauses (i), (iv) and (v) are untrue, Grantor shall, alternatively, specify the reasons therefor.

Section 2.2. Performance by Administrative Agent on Grantor’s Behalf. Grantor agrees that, if Grantor fails to perform any act or to take any action which under this Deed of Trust Grantor is required to perform or take, or to pay any money which under this Deed of Trust Grantor is required to pay, and such failure constitutes an Event of Default under this Deed of Trust, then Administrative Agent, in Grantor’s name or its own name, may (but shall not be obligated to) perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Administrative Agent and any money so paid by Administrative Agent shall be a demand obligation owing by Grantor to Administrative Agent (which obligation Grantor hereby promises to pay), shall be a part of the Secured Indebtedness, and Administrative Agent, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment. Administrative Agent and its designees shall have the right to enter upon the Property at any time and from time to time for any such purposes. No such payment or performance by Administrative Agent shall waive or cure any default or waive any right, remedy or recourse of Administrative Agent. Any such payment may be made by Administrative Agent in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof. Each amount due and owing by Grantor to Administrative Agent pursuant to this Deed of Trust shall bear interest, from the date such amount becomes due until paid, at the rate per annum provided in the Loan Agreement for interest on past due principal owed on the Loan, which interest shall be payable to Administrative Agent on demand; and all such amounts, together with such interest thereon, shall automatically and without notice be a part of the Secured Indebtedness. The amount and nature of any expense by Administrative Agent hereunder and the time when paid shall be fully established by the certificate of Administrative Agent or any of Administrative Agent’s officers or agents.

Section 2.3. Absence of Obligations of Administrative Agent with Respect to Property. Notwithstanding anything in this Deed of Trust to the contrary, including, without limitation, the definition of “Property” and/or the provisions of Article 3 hereof, (i) to the extent permitted by applicable law, the Property is composed of Grantor’s rights, title and interests therein but not Grantor’s obligations, duties or liabilities pertaining thereto, (ii) Administrative Agent neither assumes nor shall have any obligations, duties or liabilities in connection with any portion of the items described in the definition of “Property” herein, either prior to or after obtaining title to such Property, whether by foreclosure sale, the granting of a deed in lieu of foreclosure or otherwise, and (iii) Administrative Agent may, at any time prior to or after the acquisition of title to any portion of the Property as above described, advise any party in writing as to the extent of Administrative Agent’s interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Property or matters related thereto. Without limiting the generality of the foregoing, it is understood and agreed that Administrative Agent shall have no obligations, duties or liabilities prior to or after acquisition of title to any portion of the Property, as lessee under any lease or purchaser or seller under any contract or option unless Administrative Agent elects otherwise by written notification.

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Section 2.4.            Authorization to File Financing Statements; Power of Attorney. Grantor hereby authorizes Administrative Agent at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, required by Administrative Agent to establish or maintain the validity, perfection and priority of the security interests granted in this Deed of Trust. For purposes of such filings, Grantor agrees to furnish any information requested by Administrative Agent promptly upon request by Administrative Agent. Grantor also ratifies its authorization for Administrative Agent to have filed any like initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Deed of Trust. Grantor hereby irrevocably constitutes and appoints Administrative Agent and any officer or agent of Administrative Agent, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Grantor or in Grantor’s own name to execute in Grantor’s name any such documents and to otherwise carry out the purposes of this Section 2.4, to the extent that Grantor’s authorization above is not sufficient. To the extent permitted by law, Grantor hereby ratifies all acts said attorneys-in-fact shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Section 2.5             Compliance with Condominium Act and Condominium Documents.

(a)           Grantor shall comply with and perform all of its obligations, regardless of whether said obligations arise from the status of Grantor as an owner of Units or as Declarant (as such term is defined in the Condominium Declaration), under the Condominium Declaration, Condominium Act, the Interstate Land Sales Act, the Condominium By-laws, and any rules and regulations of the Condominium Association (the Condominium Declaration, the Condominium By-laws and the rules and regulations of the Condominium Association being collectively hereinafter referred to as the “Condominium Documents”), and Grantor shall not violate or breach any material warranty, representation, covenant or agreement contained therein and binding on it. Grantor shall promptly deliver to Administrative Agent a true and full copy of each and every notice of default received by Grantor with respect to any obligation of Grantor under the provisions of the Condominium Act, the Interstate Land Sales Act, or the Condominium Documents.

(b)           During the period of Declarant control, if any, specified in the Condominium Declaration, no material amendments, modifications, supplements or releases shall be made to any of the Condominium Documents (excluding any rules and regulations of the Condominium Association) without the prior written approval of Administrative Agent, which approval shall not be unreasonably withheld or delayed.

(c)           Grantor shall not, without the prior written consent of Administrative Agent, intentionally terminate, cancel, surrender or abandon any material rights of the Declarant provided under the Condominium Declaration or the Condominium Act, and any such termination, cancellation, surrender or abandonment, or attempt thereof, without Administrative Agent’s consent, shall be invalid and of no force and effect.

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(d)           Grantor shall pay to the Condominium Association all common expenses and other assessments required of it by the Condominium Declaration and shall deliver proof of such payment (and an accounting of the balance of funds on deposit from time to time in the common expense fund or funds required to be established by the Condominium Declaration) upon reasonable demand by Administrative Agent made at reasonable intervals.

(e)           Upon the occurrence and during the continuation of an Event of Default under the terms of this Deed of Trust, Administrative Agent shall have all rights and privileges which Grantor (as the owner of a Unit) has by virtue of the Condominium Act and the Condominium Declaration as though Administrative Agent were in fact an owner, including without limiting the generality of the foregoing, all voting rights accruing to Grantor under the terms of the Condominium Declaration; and Grantor hereby nominates and appoints Administrative Agent irrevocably so long as this Deed of Trust remains in effect as Grantor’s exclusive proxy to vote and, as Grantor’s exclusive agent, to act with respect to all of said rights, upon the occurrence and during the continuation of an Event of Default under the terms of this Deed of Trust. The Condominium Association (or the Board of Directors of the Condominium Association) shall be entitled to rely conclusively on written notice of default from Administrative Agent to the Condominium Association (or the Board of Directors of the Condominium Association) as to the existence of such Event of Default and as to Administrative Agent’s rights and privileges under this subparagraph (e), including all voting rights accruing to Grantor under the terms of the Condominium Declaration and the Condominium Act. In no event shall Administrative Agent be liable for any assessments of common expenses provided for in the Condominium Documents, or under any resolution adopted by the Condominium Association, nor shall Administrative Agent be deemed to be a Declarant, by the exercise of its rights under this Deed of Trust, unless and until Administrative Agent agrees and assumes, in writing, the obligations of Declarant arising under the Condominium Declaration.

(f)            Notwithstanding the foregoing, Grantor shall not, except after notice to Administrative Agent and with the prior written consent of Administrative Agent, (i) vote for or consent to any material modification of, material amendment to or relaxation in the enforcement of any provision of the Condominium Declaration; (ii) in the event of damages to or destruction of all or any portion of the Condominium Property, exercise any vote with respect to casualty or condemnation proceeds; (iii) partition or subdivide any Unit; (iv) consent to or vote for the removal of the Condominium Property from the provisions of the Condominium Act, except for abandonment or termination deemed to have occurred, if at all, by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain; (v) consent to or vote for any material amendment to the Condominium Documents including, without limitation, any amendment which would change the allocated interests of the owners in the Condominium Property; or (vi) consent to or vote for the effectuation of any decision by the Condominium Association to terminate professional management and assume self-management of the Condominium Property.

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ARTICLE 3

Reserved

ARTICLE 4

Event of Default

Section 4.1. Events of Default. The occurrence of any one of the following shall be a default under this Deed of Trust (“Event of Default”):

(a)           Nonperformance of Covenants. Any covenant, agreement or condition herein or in any other Loan Document (other than covenants otherwise addressed in another paragraph of this Section) is not fully and timely performed, observed or kept, and such failure is not cured within the applicable notice and cure period (if any) provided for herein or in such other Loan Document.

(b)           Default under Loan Agreement or other Loan Documents. The occurrence of a Default under (and as defined in) the Loan Agreement or a default or event of default (however defined in) any other Loan Document (after giving effect to any notice or cure periods, if any).

(c)           Default under Residential Loan Documents. The occurrence of a Default under (and as defined in) the Residential Loan Agreement or event of default (however defined in) any other Residential Loan Document (after giving effect to any notice or cure periods, if any).

Section 4.2. Notice and Cure. If any provision of this Deed of Trust or any other Loan Document provides for Administrative Agent to give to Grantor any notice regarding a default or incipient default, then if Administrative Agent shall fail to give such notice to Grantor as provided, the sole and exclusive remedy of Grantor for such failure shall be to seek appropriate equitable relief to enforce the agreement to give such notice and to have any acceleration of the maturity of the Loan and the Secured Indebtedness postponed or revoked and foreclosure proceedings in connection therewith delayed or terminated pending or upon the curing of such default in the manner and during the period of time permitted by such agreement, if any, and Grantor shall have no right to damages or any other type of relief not herein specifically set out against Administrative Agent, all of which damages or other relief are hereby waived by Grantor. Nothing herein or in any other Loan Document shall operate or be construed to add on or make cumulative any cure or grace periods specified in any of the Loan Documents.

ARTICLE 5

Remedies

Section 5.1. Certain Remedies. If an Event of Default shall occur and be continuing, Administrative Agent may (but shall have no obligation to) exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute):

(a)           Acceleration; Termination. Administrative Agent may at any time and from time to time declare any or all of the Secured Indebtedness immediately due and payable and may terminate any and all Swap Transactions. Upon any such declaration, such Secured Indebtedness

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shall, thereupon be immediately due and payable, and such Swap Transactions shall immediately terminate, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate or any other notice or declaration of any kind, all of which are hereby expressly waived by Grantor.

(b)           Enforcement of Assignment of Rents, Lease and Receivables. Administrative Agent may take any of the actions described in the Assignment of Rents, Lease and Receivables with or without taking possession of any portion of the Property or taking any action with respect to such possession.

(c)           Foreclosure/Rights Pertaining to Sale. Trustee, at the request of Administrative Agent , shall proceed to sell, either by herself or by agent or attorney, the Property or any part(s) thereof at public venue or outcry at the customary place to the highest bidder for cash after first giving notice as required by the statutes of the State of Missouri and upon such sale Trustee shall receive the proceeds of such sale and shall execute and deliver deed or deeds or other instruments of conveyance, assignment and transfer to the property sold, to the purchaser or purchasers thereof. In any sale or sales made by Trustee under the power herein granted, or upon any sale or sales under or by virtue of any judicial proceedings:  (i) the whole of the Property, real, personal and mixed, may be sold in one parcel as an entirety, or the Property may be sold in separate parcels as may be determined by Trustee in her discretion; (ii) all recitals contained in any deed or other instrument of conveyance, assignment or transfer made and delivered by Trustee in pursuance of the powers granted and conferred herein, shall be prima facie evidence of the facts therein set forth; (iii) such sale or sales shall operate to divest Grantor of all right, title, interest, claim and demand, either at law or in equity, under statute or otherwise, in and to the Property and every part thereof so sold and shall be a perpetual bar, both in law or equity, against Grantor and any and all persons claiming or to claim from, through or under Grantor; and (iv) Administrative Agent may bid for and purchase the Property or any part thereof and may make payment therefor by presenting to Trustee the Note secured hereby or the other evidences of the Secured Indebtedness so that there may be endorsed as paid thereon the amount of such bid which is to be applied to payment of the Secured Indebtedness as herein provided.

Grantor shall not apply for or avail itself of any appraisement, valuation, redemption, stay, extension or exemption Laws, or any so-called “moratorium laws”, now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, and Grantor hereby waives the benefit of such Laws. Grantor, for itself, its successors and assigns, hereby wholly waives the period of redemption and any right of redemption provided under any existing or future Law in the event of a foreclosure of this Deed of Trust. Grantor, for itself and all who may claim through or under it, hereby waives any and all right to have the property and estates comprising the Property marshaled upon any foreclosure of the lien hereof and hereby agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Grantor hereby waives any order or decree of foreclosure, pursuant to the rights herein granted, on behalf of Grantor, and each and every person acquiring any interest in or title to the Property , subsequent to the date of this Deed of Trust, and on behalf of all other persons to the extent permitted by applicable Law.

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(d)           Uniform Commercial Code. Without limitation of Administrative Agent’s rights of enforcement with respect to the Collateral or any part thereof in accordance with the procedures for foreclosure of real estate, Administrative Agent may exercise its rights of enforcement with respect to the Collateral or any part thereof under the UCC, as in effect from time to time (or under the Uniform Commercial Code in force, from time to time, in any other state to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies: (1)  Administrative Agent may enter upon Grantor’s premises to take possession of, assemble and collect the Collateral or, to the extent and for those items of the Collateral permitted under applicable law, to render it unusable; (2) Administrative Agent may require Grantor to assemble the Collateral and make it available at a place Administrative Agent designates which is mutually convenient to allow Administrative Agent to take possession or dispose of the Collateral; (3) written notice mailed to Grantor as provided herein at least five (5) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; provided that, if Administrative Agent fails to comply with this clause (3) in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC, as in effect from time to time (or under the Uniform Commercial Code, in force from time to time, in any other state to the extent the same is applicable law); (4) any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Property under power of sale as provided in paragraph (c) above in this Section 5.1; (5) in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Collateral and the other Property may, at the option of Administrative Agent, be sold as a whole; (6) it shall not be necessary that Administrative Agent take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; (7) with respect to application of proceeds from disposition of the Collateral under Section 5.2 hereof, the costs and expenses incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys’ fees and legal expenses (including, without limitation, the allocated costs for in-house legal services) incurred by Administrative Agent; (8) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Secured Indebtedness or as to the occurrence of any Event of Default, or as to Administrative Agent having declared all of such Secured Indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Administrative Agent, shall be taken as prima facie evidence of the truth of the facts so stated and recited; (9) Administrative Agent may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Administrative Agent, including the sending of notices and the conduct of the sale, but in the name and on behalf of Administrative Agent; (10) Administrative Agent may comply with any applicable state or federal law or regulatory requirements in connection with a disposition of the Collateral, and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral; (11) Administrative Agent may sell the

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Collateral without giving any warranties as to the Collateral, and specifically disclaim all warranties including, without limitation, warranties relating to title, possession, quiet enjoyment and the like, and all warranties of quality, merchantability and fitness for a specific purpose, and this procedure will not be considered to affect adversely the commercial reasonableness of any sale of the Collateral; (12) Grantor acknowledges that a private sale of the Collateral may result in less proceeds than a public sale; and (13) Grantor acknowledges that the Collateral may be sold at a loss to Grantor, and that, in such event, subject to applicable law, Administrative Agent shall have no liability or responsibility to Grantor for such loss.

(e)           Lawsuits. Administrative Agent may, to the fullest extent permitted by applicable law, proceed by a suit or suits in equity or at law, whether for collection of the Secured Indebtedness, the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Property under the judgment or decree of any court or courts of competent jurisdiction.

(f)            Entry on Property. Administrative Agent is authorized, prior or subsequent to the institution of any foreclosure proceedings, to the fullest extent permitted by applicable law, to enter upon the Property, or any part thereof, and to take possession of the Property and all books and records, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics relating thereto, and to exercise without interference from Grantor any and all rights which Grantor has with respect to the management, possession, operation, protection or preservation of the Property. Administrative Agent shall not be deemed to have taken possession of the Property or any part thereof except upon the exercise of its right to do so, and then only to the extent evidenced by its demand and overt act specifically for such purpose. All costs, expenses and liabilities of every character incurred by Administrative Agent in managing, operating, maintaining, protecting or preserving the Property shall constitute a demand obligation of Grantor (which obligation Grantor hereby promises to pay) to Administrative Agent pursuant to this Deed of Trust. If necessary to obtain the possession provided for above, Administrative Agent may invoke any and all legal remedies to dispossess Grantor. In connection with any action taken by Administrative Agent pursuant to this Section, Administrative Agent shall not be liable for any loss sustained by Grantor resulting from any failure to let the Property or any part thereof, or from any act or omission of Administrative Agent in managing the Property unless such loss is caused by the gross negligence, willful misconduct or bad faith of Administrative Agent, nor shall Administrative Agent be obligated to perform or discharge any obligation, duty or liability of Grantor arising under any lease or other agreement relating to the Property or arising under any Permitted Encumbrance or otherwise arising. Grantor hereby assents to, ratifies and confirms any and all lawful actions of Administrative Agent with respect to the Property taken under this Section.

(g)           Receiver. Administrative Agent shall as a matter of right be entitled to the appointment of a receiver or receivers for all or any part of the Property whether such receivership be incident to a proposed sale (or sales) of such property or otherwise, and without regard to the value of the Property or the solvency of any person or persons liable for the payment of the Secured Indebtedness, and Grantor does hereby irrevocably consent to the

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appointment of such receiver or receivers, waives notice of such appointment, of any request therefor or hearing in connection therewith, and any and all defenses to such appointment, agrees not to oppose any application therefor by Administrative Agent, and agrees that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Administrative Agent to application of Rents as provided in this Deed of Trust. Nothing herein is to be construed to deprive Administrative Agent of any other right, remedy or privilege it may have under the law to have a receiver appointed. Any money advanced by Administrative Agent in connection with any such receivership shall be a demand obligation (which obligation Grantor hereby promises to pay) owing by Grantor to Administrative Agent pursuant to this Deed of Trust.

(h)                                 Powers of Administrative Agent. Administrative Agent may, either directly or through an agent or court-appointed receiver, and without regard to the adequacy of any security for the Secured Indebtedness:

(i)            enter, take possession of, manage, operate, protect, preserve and maintain, and exercise any other rights of an owner of, the Property, and use any other properties or facilities of Grantor relating to the Property, all without payment of rent or other compensation to Grantor;

(ii)           enter into such contracts and take such other action as Administrative Agent deems appropriate to complete all or any part of the Improvements or any other construction on the Land, subject to such modifications and other changes in the Improvements or the plan of development as Administrative Agent may deem appropriate;

(iii)          make, cancel, enforce or modify leases, obtain and evict tenants, fix or modify rents and, in its own name or in the name of Grantor, otherwise conduct any business of Grantor in relation to the Property and deal with Grantor’s creditors, debtors, tenants, agents and employees and any other persons having any relationship with Grantor in relation to the Property, and amend any contracts between them, in any manner Administrative Agent may determine in its commercially reasonable judgment;

(iv)          either with or without taking possession of the Property, notify obligors on any contracts that all payments and other performance are to be made and rendered directly and exclusively to Administrative Agent, and in its own name supplement, modify, amend, renew, extend, accelerate, accept partial payments or performance on, make allowances and adjustments and issue credits with respect to, give approvals, waivers and consents under, release, settle, compromise, compound, sue for, collect or otherwise liquidate, enforce or deal with any contracts or other rights, including collection of amounts past due and unpaid (Grantor agreeing not to take any such action, with respect to any obligation in excess of $5,000, during the continuation of a Default without prior written authorization from Administrative Agent);

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(v)           endorse, in the name of Grantor, all checks, drafts and other evidences of payment relating to the Property, and receive, open and dispose of all mail addressed to Grantor and notify the postal authorities to change the address for delivery of such mail to such address as Administrative Agent may designate; and

(vi)          take such other action as Administrative Agent deems appropriate to protect the security of this Deed of Trust.

(i)            Termination of Commitment to Lend. Administrative Agent may terminate any commitment or obligation to lend or disburse funds under any Loan Document or enter into any other credit arrangement to or for the benefit of Grantor.

(j)            Other Rights and Remedies. Administrative Agent may exercise any and all other rights and remedies which Administrative Agent may have under the Loan Documents, or at law or in equity or otherwise.

Section 5.2. Proceeds of Foreclosure. The proceeds of any sale held by Trustee or Administrative Agent or any receiver or public officer in foreclosure of the liens and security interests evidenced hereby shall be applied in accordance with the requirements of applicable laws and to the extent consistent therewith as follows: (i) FIRST, to the payment of all necessary costs and expenses incident to such foreclosure sale, including but not limited to all attorneys’ fees and legal expenses, advertising costs, auctioneer’s fees, costs of title rundowns and lien searches, inspection fees, appraisal costs, fees for professional services, environmental assessment and remediation fees, all court costs and charges of every character, and a fee of $100 plus all out of pocket costs and expenses, including, without limitation, attorney’s fees, to Trustee acting under the provisions of paragraph (c) of Section 5.1 hereof if foreclosed by power of sale as provided in said paragraph, and to the payment of the other Secured Indebtedness, including specifically without limitation the principal, accrued interest and attorneys’ fees due and unpaid on the Loan and the amounts due and unpaid and owed to Administrative Agent under this Deed of Trust the order and manner of application to the items in this clause (all with interest at the rate per annum provided in the Loan Agreement all in Administrative Agent’s sole discretion; (ii) SECOND, to amounts due and payable to Swap Bank under any Swap Transactions, and (iii) THIRD, the remainder, if any, shall be paid to Grantor, or to Grantor’s successors or assigns, or such other persons (including the Administrative Agent or beneficiary of any inferior lien) as may be entitled thereto by law; provided, however, that if Administrative Agent is uncertain which person or persons are so entitled, Administrative Agent may interplead such remainder in any court of competent jurisdiction, and the amount of any attorneys’ fees, court costs and expenses incurred in such action shall be a part of the Secured Indebtedness and shall be reimbursable (without limitation) from such remainder.

Section 5.3. Administrative Agent as Purchaser. Administrative Agent or any Lender shall have the right to become the purchaser at any sale held by Trustee or substitute or successor or by any receiver or public officer or at any public sale, and Administrative Agent or any Lender shall have the right to credit upon the amount of Administrative Agent’s or such Lender’s successful bid, to the extent necessary to satisfy such bid, all or any part of the Secured

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Indebtedness held by such Lender or, alternatively, all Lenders, in the case of a purchase by Administrative Agent or its Affiliate acting on behalf of and with the consent of the Required Lenders, in such manner and order as Administrative Agent or such Lender may elect.

Section 5.4. Foreclosure as to Matured Debt. Upon the occurrence of a default, Administrative Agent shall have the right to proceed with foreclosure (judicial or nonjudicial) of the liens and security interests hereunder without declaring the entire Secured Indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the Secured Indebtedness; and any such sale shall not in any manner affect the unmatured part of the Secured Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect just as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 5.2 hereof except that the amount paid under clause FIRST thereof shall be only the matured portion of the Secured Indebtedness and any proceeds of such sale in excess of those provided for in clause FIRST (modified as provided above) shall be applied to the prepayment (without penalty) of any other Secured Indebtedness in such manner and order and to such extent as Administrative Agent deems advisable, and the remainder, if any, shall be applied as provided in clause SECOND of Section 5.2 hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Indebtedness..

Section 5.5. Remedies Cumulative. All rights and remedies provided for herein and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and Trustee and Administrative Agent shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail themselves of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate right or rights or remedy or remedies.

Section 5.6. Discretion as to Security. Administrative Agent may resort to any security given by this Deed of Trust or to any other security now existing or hereafter given to secure the payment of the Secured Indebtedness, in whole or in part, and in such portions and in such order as may seem best to Administrative Agent in its sole and uncontrolled discretion, and any such action shall not in anywise be considered as a waiver of any of the rights, benefits, liens or security interests evidenced by this Deed of Trust.

Section 5.7. Grantor’s Waiver of Certain Rights. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, homestead, moratorium, reinstatement, marshaling or forbearance, and Grantor, for Grantor, Grantor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by applicable law, hereby waives and releases all rights of redemption, valuation, appraisement, stay

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of execution, notice of intention to mature or declare due the whole of the Secured Indebtedness, notice of election to mature or declare due the whole of the Secured Indebtedness and all rights to a marshaling of assets of Grantor, including the Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and/or security interests hereby created. Grantor shall not have or assert any right under any statute or rule of law, pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Administrative Agent under the terms of this Deed of Trust to a sale of the Property for the collection of the Secured Indebtedness without any prior or different resort for collection, or the right of Administrative Agent under the terms of this Deed of Trust to the payment of the Secured Indebtedness out of the proceeds of sale of the Property in preference to every other claimant whatsoever. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to any provision of any statute or rule of law pertaining to the rights and remedies of sureties. If any law referred to in this Section and now in force, of which Grantor or Grantor’s heirs, devisees, representatives, successors or assigns or any other persons claiming any interest in the Property might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.

Section 5.8. Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Grantor or Grantor’s successors as owners of the Property are occupying or using the Property, or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of purchaser, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. After such foreclosure, any leases to tenants or subtenants that are subject to this Deed of Trust (either by their date, their express terms, or by agreement of the tenant or subtenant) shall, at the sole option of Administrative Agent or any purchaser at such sale, but subject to any express agreement between Administrative Agent and such tenant or subtenant, either (i) continue in full force and effect, and the tenant(s) or subtenant(s) thereunder will, upon request, attorn to and acknowledge in writing to the purchaser or purchasers at such sale or sales as landlord thereunder, or (ii) upon notice to such effect from Administrative Agent, the Trustees or any purchaser or purchasers, terminate within thirty (30) days from the date of sale. Subject to the foregoing, in the event the tenant fails to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Property (such as an action for forcible detainer) in any court having jurisdiction.

ARTICLE 6

Miscellaneous

Section 6.1. Scope of Deed of Trust. This Deed of Trust is a deed of trust and mortgage of both real and personal property, a security agreement, an assignment of rents and leases, a

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financing statement and fixture filing and a collateral assignment, and also covers proceeds and fixtures.

Section 6.2. Effective as a Financing Statement and Fixture Filing. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including said fixtures) is situated. This Deed of Trust shall also be effective as a financing statement covering as-extracted minerals or the like (including oil and gas), timber, accounts and general intangibles under the UCC, as amended, and similar provisions (if any) of the Uniform Commercial Code as enacted in any other state where the Property is situated which will be financed at the wellhead or minehead of the wells or mines located on the Property and is to be filed for record in the real estate records of each county where any part of the Property is situated. To the extent permitted under applicable law, this Deed of Trust shall also be effective as a financing statement covering any surplus of withheld funds resulting from the invalidity of “stop notice” claims or the failure of claimants to prosecute their claims to judgment and any other Property in which an interest can be perfected by filing and may be filed in any other appropriate filing or recording office. The mailing address of Grantor and the Administrative Agent are set forth in the introductory paragraph of this Deed of Trust. To the extent permitted under applicable law, a carbon, photographic or other reproduction of this Deed of Trust or of any financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section. Grantor is the record owner of the Property.

Section 6.3. Notice to Account Debtors. In addition to the rights granted elsewhere in this Deed of Trust, Administrative Agent may at any time notify the account debtors or obligors of any accounts, chattel paper, general intangibles, negotiable instruments or other evidences of indebtedness included in the Collateral to pay Administrative Agent directly.

Section 6.4. Waiver by Administrative Agent. Administrative Agent may at any time and from time to time by a specific writing intended for the purpose: (a) waive compliance by Grantor with any covenant herein made by Grantor to the extent and in the manner specified in such writing; (b) consent to Grantor’s doing any act which hereunder Grantor is prohibited from doing, or to Grantor’s failing to do any act which hereunder Grantor is required to do, to the extent and in the manner specified in such writing; (c) release any part of the Property or any interest therein from the lien and security interest of this Deed of Trust, without the joinder of Trustee; or (d) release any party liable, either directly or indirectly, for the Secured Indebtedness or for any covenant herein or in any other Loan Document, without impairing or releasing the liability of any other party. No such act shall in any way affect the rights or powers of Administrative Agent or Trustee hereunder except to the extent specifically agreed to by Administrative Agent in such writing.

Section 6.5. No Impairment of Security. The lien, security interest and other security rights of Administrative Agent hereunder or under any other Loan Document shall not be impaired (except to the extent expressly stated therein) by any indulgence, moratorium or release granted by Administrative Agent including, but not limited to, any renewal, extension or

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modification which Administrative Agent may grant with respect to any Secured Indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Administrative Agent may grant in respect of the Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any Secured Indebtedness. The taking of additional security by Administrative Agent shall not release or impair the lien, security interest or other security rights of Administrative Agent hereunder or affect the liability of Grantor or of any endorser, guarantor or surety, or improve the right of any junior lienholder in the Property (without implying hereby Administrative Agent’s consent to any junior lien).

Section 6.6. Acts Not Constituting Waiver by Administrative Agent. Administrative Agent may waive any default without waiving any other prior or subsequent default. Administrative Agent may remedy any default without waiving the default remedied. Neither failure by Administrative Agent to exercise, nor delay by Administrative Agent in exercising, nor discontinuance of the exercise of any right, power or remedy (including but not limited to the right to accelerate the maturity of the Secured Indebtedness or any part thereof) upon or after any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Administrative Agent of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Remittances in payment of any part of the Secured Indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Administrative Agent in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Administrative Agent of any payment in an amount less than the amount then due on any Secured Indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder notwithstanding any notation on or accompanying such partial payment to the contrary.

Section 6.7. Grantor’s Successors. If the ownership of the Property or any part thereof becomes vested in a person other than Grantor, Administrative Agent may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Secured Indebtedness in the same manner as with Grantor, without in any way vitiating or discharging Grantor’s liability hereunder or for the payment of the indebtedness or performance of the obligations secured hereby. No transfer of the Property, no forbearance on the part of Administrative Agent, and no extension of the time for the payment of the Secured Indebtedness given by Administrative Agent shall operate to release, discharge, modify, change or affect, in whole or in part, the liability of Grantor hereunder for the payment of the

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indebtedness or performance of the obligations secured hereby or the liability of any other person hereunder for the payment of the indebtedness secured hereby. Unless agreed to in writing in connection with Administrative Agent’s consent to the transfer, each Grantor agrees that it shall be bound by any modification of this Deed of Trust or any of the other Loan Documents made by Administrative Agent and any subsequent owner of the Property, with or without notice to such Grantor, and no such modifications shall (i) impair the obligations of such Grantor under this Deed of Trust or any other Loan Document or (ii) increase the obligations of Grantor, unless consented to in writing by Grantor, under this Deed of Trust or any other Loan Document. Nothing in this Section or elsewhere in this Deed of Trust shall be construed to imply Administrative Agent’s consent to any transfer of the Property.

Section 6.8. Place of Payment; Forum; Waiver of Jury Trial. All Secured Indebtedness which may be owing hereunder at any time by Grantor shall be payable at the place designated in the Loan Agreement (or if no such designation is made, at the address of Administrative Agent indicated at the end of this Deed of Trust). Grantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any State court, or any United States federal court, sitting in Dallas, Texas, and to the non-exclusive jurisdiction of any State court or any United States federal court sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this Deed of Trust or the Secured Indebtedness. Grantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Grantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Grantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any State court in which the Property is located, or any United States federal court, sitting in the State in which the Secured Indebtedness is payable may be made by certified or registered mail, return receipt requested, directed to Grantor at its address stated at the end of this Deed of Trust, or at a subsequent address of Grantor of which Administrative Agent received actual notice from Grantor in accordance with this Deed of Trust, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by law or limit the right of Administrative Agent to bring proceedings against Grantor in any other court or jurisdiction. TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR, ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE THE RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT.

Section 6.9. Subrogation to Existing Liens. To the extent that proceeds of the Loan are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Administrative Agent at Grantor’s request, and Administrative Agent shall be subrogated to any and all rights, security interests and liens owned by any owner or Administrative Agent of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secure the Secured

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Indebtedness, but the terms and provisions of this Deed of Trust shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Administrative Agent is subrogated hereunder. It is expressly understood that, in consideration of the payment of such indebtedness by Administrative Agent, Grantor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness.

Section 6.10. Application of Payments to Certain Indebtedness. If any part of the Secured Indebtedness cannot be lawfully secured by this Deed of Trust or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such Secured Indebtedness, then all payments made shall be applied on said Secured Indebtedness first in discharge of that portion thereof which is not secured by this Deed of Trust.

Section 6.11. Nature of Loan; Compliance with Usury Laws. The Loan is being made solely for the purpose of carrying on or acquiring a business or commercial enterprise. It is the intent of Grantor and Administrative Agent and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Administrative Agent and Grantor (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Deed of Trust, the Loan Agreement, the Note or any other Loan Document or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the “Maximum Amount”). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If Administrative Agent shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Secured Indebtedness in the inverse order of its maturity and not to the payment of interest, or refunded to Grantor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of the Loan or any other Secured Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Administrative Agent does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Administrative Agent shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this Section, the term “applicable law” shall mean the laws of the State of Texas, or the federal laws

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of the United States applicable to this transaction, whichever laws allow the greatest interest, as such laws now exist or may be changed or amended or come into effect in the future.

Section 6.12. Substitute Trustee. The Trustee may resign by an instrument in writing addressed to Administrative Agent, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Administrative Agent. In case of the death, resignation, removal, or disqualification of Trustee, or if for any reason Administrative Agent shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Administrative Agent shall have the right and is hereby authorized and empowered to appoint a successor trustee(s), or a substitute trustee(s), without other formality than appointment and designation in writing executed by Administrative Agent and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full, or until the Property is fully and finally sold hereunder. If Administrative Agent is a corporation or association and such appointment is executed on its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute Trustee(s) and he shall thereupon succeed to, and shall hold, possess and execute, all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to “Trustee” shall be deemed to refer to Trustee (including any successor(s) or substitute(s) appointed and designated as herein provided) from time to time acting hereunder.

Section 6.13. No Liability of Trustee. The Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including Trustee’s negligence), except for Trustee’s gross negligence or willful misconduct. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof. Grantor will reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of its duties. The foregoing indemnity shall not terminate upon discharge of the secured indebtedness or foreclosure, or release or other termination, of this Deed of Trust.

Section 6.14. Release.

(a)           Release from Deed of Trust. If (i) all of the Secured Indebtedness be paid as the same becomes due and payable and all of the covenants, warranties, undertakings and agreements made in this Deed of Trust are kept and performed (other than surviving

DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT - Page 39

indemnity obligations as to which no claims are then pending), and all Swap Transactions and all other obligations under the Loan Documents, if any, of Lenders for further advances have been terminated, or (ii) Grantor is entitled to a release of this Deed of Trust in accordance with the terms of the Loan Agreement, then, and in that event only, all rights under this Deed of Trust shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the release hereof) and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and the Property shall be released by Administrative Agent in due form at Grantor’s cost. Without limitation, all provisions herein for indemnity of Administrative Agent or Trustee shall survive discharge of the Secured Indebtedness, the termination of any and all Swap Transactions and any foreclosure, release or termination of this Deed of Trust.

(b)           Partial Release; No Release in Default. Administrative Agent may, regardless of consideration, cause the release of any part of the Property from the lien of this Deed of Trust without in any manner affecting or impairing the lien or priority of this Deed of Trust as to the remainder of the Property. No partial release shall be sought, requested or required if any Default has occurred which has not been cured.

(c)           Release Fee. Grantor agrees to pay reasonable fees, not to exceed the maximum amounts legally permitted, for Trustee’s rendering of services in connection with each partial or complete release of the Property from the lien of this Deed of Trust.

Section 6.15. Notices. All such notices, demands, requests, consents and other communications shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, by registered or certified United States mail, postage prepaid, or by facsimile (with, subject to Subsection 6.3.2 of the Loan Agreement, a confirmatory duplicate copy sent by first class United States mail), addressed to the party to whom directed or by (subject to Subsection 6.3.3 of the Loan Agreement) electronic mail address to Grantor, at the addresses set forth at the end of this Agreement or to Administrative Agent or Lenders at the addresses specified for notices in the Loan Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided, however, that service of a notice required any applicable statute, shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

Section 6.16. Invalidity of Certain Provisions. A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Deed of Trust

DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT - Page 40

to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 6.17. Gender; Titles; Construction. Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Deed of Trust and not to any particular Article, Section, paragraph or provision. The term “person” and words importing persons as used in this Deed of Trust shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

Section 6.18. Reporting Compliance. Grantor agrees to comply with any and all reporting requirements imposed upon Grantor, Grantor’s affiliates, Guarantor, Guarantor’s affiliates with respect to the transaction evidenced by the Loan Documents and secured by this Deed of Trust which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Administrative Agent to furnish Administrative Agent with evidence of such compliance.

Section 6.19. Grantor. Unless the context clearly indicates otherwise, as used in this Deed of Trust, “Grantor” means the grantors named in Section 1.1 hereof or any of them. The obligations of Grantor hereunder shall be joint and several. If any Grantor, or any signatory who signs on behalf of any Grantor, is a corporation, partnership or other legal entity, Grantor and any such signatory, and the person or persons signing for it, represent and warrant to Administrative Agent that this instrument is executed, acknowledged and delivered by Grantor’s duly authorized representatives. If Grantor is an individual, no power of attorney granted by Grantor herein shall terminate on Grantor’s disability.

Section 6.20. Execution; Recording. This Deed of Trust may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The date or dates reflected in the acknowledgments hereto indicate the date or dates of actual execution of this Deed of Trust, but such execution is as of the date shown on the first page hereof, and for purposes of identification and reference the date of this Deed of Trust shall be deemed to be the date reflected on the first page hereof. Grantor will cause this Deed of Trust and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Administrative Agent

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shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

Section 6.21.          Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Grantor, and the successors and assigns of Grantor, and shall inure to the benefit of Trustee and Administrative Agent and shall constitute covenants running with the Land. All references in this Deed of Trust to Grantor shall be deemed to include all such heirs, devisees, representatives, successors and assigns of Grantor.

Section 6.22.          No Partnership, Etc.. The relationship between Administrative Agent and Grantor is solely that of lender and borrower. Administrative Agent has no fiduciary or other special relationship with Grantor. Nothing contained in the Loan Documents is intended to create any partnership, joint venture, association or special relationship between Grantor and Administrative Agent or in any way make Administrative Agent a co-principal with Grantor with reference to the Property. All agreed contractual duties between or among Administrative Agent, Trustee and Grantor are set forth herein and in the other Loan Documents and any additional implied covenants or duties are hereby disclaimed. Any inferences to the contrary of any of the foregoing are hereby expressly negated.

Section 6.23.          Applicable Law. THIS DEED OF TRUST, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND PURSUANT TO THE LAWS OF THE STATE OF MISSOURI (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

Section 6.24.          No Merger of Estates. So long as any part of the Secured Indebtedness secured hereby remain unpaid and unperformed or undischarged, the fee and leasehold estates to the Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Administrative Agent, any lessee, or any third party purchaser or otherwise.

Section 6.25.          Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Grantor and Administrative Agent with respect to the transactions arising in connection with the Secured Indebtedness and supersede all prior written or oral understandings and agreements between Grantor and Administrative Agent with respect to the matters addressed in the Loan Documents. Grantor hereby acknowledges that, except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Administrative Agent to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

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PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT -Page 43

IN WITNESS WHEREOF, Grantor has executed this instrument under seal as of the date first written on page 1 hereof.

GRANTOR:

CHASE PARK PLAZA HOTEL, LLC,
a Delaware limited liability company

	By:	Behringer Harvard Opportunity OP I, LP,
a Texas limited partnership, its authorized member

		By:	BHO, Inc., a Delaware corporation,
its general partner

		By:	/s/ Gerald J. Reihsen, III
		Name:	Name:Gerald J. Reihsen, III
		Title:	Title:Executive Vice President -&
Corporate Development
Legal and Secretary

STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

On this 13th day of November, in the year 2007, before me, Catherine E. Mea, a Notary Public in and for said state, personally appeared Gerald J. Reihsen, III, the Executive Vice President - Corporate Development & Legal and Secretary of BHO, Inc., a Delaware corporation, general partner of Behringer Harvard Opportunity OP I LP, a Texas limited partnership, authorized member of Chase Park Plaza Hotel, LLC, a Delaware limited liability company, known to be the person who executed the within instrument in behalf of said limited liability company and acknowledged to me that she/he executed the same for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

Catherine E. Mea
Notary Public

(SEAL)

My Commission Expires:

DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT - Page Signature Page

EXHIBIT A

LEGAL DESCRIPTION

Parcel 1 (Fee Simple):

Units 1, 2, 3, 3A, 4, 5, 6, 7, 9 and 16 of Park Plaza Master Condominium, a Condominium in City Block 3882, according to the plat thereof recorded in Book 12082006 page 0379, including an un-divided interest in the common elements thereto belonging, all according to and more particularly described in the Master Declaration of Condominium Park Plaza Master Condominium dated December 1, 2006 and recorded December 8, 2006 in Book 12082006 page 0378 of the St. Louis City Records.

Parcel 2 (Easement):

Sub-surface easement more particularly described as follows:  A portion of the public street rights-of-way known as Kingshighway Boulevard, 100 feet wide, and Maryland Plaza, 80 feet wide, adjacent to Block 3882 of the City of St. Louis, Missouri, lying between horizontal planes at elevation 72.35 and 82.20 above 0.00 on the St. Louis City Datum and bounded by vertical planes described as follows:  Commencing at the intersection of the Northern line of Lindell Boulevard, 100 feet wide, with the Eastern line of Kingshighway Boulevard, 100 feet wide; thence along said Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 233.89 feet to the point of beginning of the herein described tract of land; thence leaving said Eastern street line, and running South 85 degrees 17 minutes 58 seconds West, 17.01 feet to a point; thence along a line parallel with the Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 202.48 feet to a point; thence North 36 degrees 10 minutes 13 seconds East, 34.20 feet to a point; thence along a line parallel with the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 107.00 feet to a point; thence North 86 degrees 28 minutes 40 seconds East, 25.15 feet to a point; thence along a line parallel with the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 61.50 feet to a point; thence South 6 degrees 21 minutes 40 seconds East, 14.12 feet to a point on the Southern line of Maryland Plaza at the Northeast corner of property conveyed to Singleton by Deed recorded in Book 4189 page 404 of the St. Louis City records; thence along the Southern line of Maryland Plaza, North 88 degrees 57 minutes 40 seconds West, 200.00 feet to its intersection with the Eastern line of Kingshighway Boulevard, as aforementioned; thence along said Eastern street line, South 6 degrees 21 minutes 40 seconds East, 216.87 feet to the point of beginning.

Parcel 3 (Fee Simple):

A tract of land in Block 3882 of the City of St. Louis, Missouri, beginning at the intersection of the Northern line of Lindell Boulevard, 100 feet wide, with the Eastern line of Kingshighway, 100 feet wide; thence along said Eastern line of Kingshighway Boulevard, North 6 degrees 21 minutes 40 seconds West, 247.83 feet to a point; thence leaving said street line and running the

Exhibit A - Page 1

following; North 85 degrees 17 minutes 58 seconds East, 137.39 feet; South 4 degrees 42 minutes 25 seconds East, 8.16 feet and South 89 degrees 33 minutes 08 seconds East, 61.67 feet to a point; thence North 6 degrees 21 minutes 40 seconds West 1.98 feet to a point; thence South 89 degrees 00 minutes 00 seconds East 46.97 feet to a point; thence North 1 degree 02 minutes 20 seconds East 98.99 feet to a point; thence leaving said point and running along a line parallel with and 94.00 feet perpendicular distant South of the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East 252.68 feet to a point, said point being distant North 88 degrees 57 minutes 40 seconds West, 68.24 feet from the Western line of York Avenue, as measured along the last mentioned line and located on the direct Northward prolongation of the Eastern wall of a concrete parking garage; thence leaving said point and running along said prolongation, along the Eastern wall of said parking garage and along its direct Southward prolongation South 1 degree 06 minutes 00 seconds West, 139.23 feet to a point on the Northern line of property conveyed to “220 Television, Inc.”, by deed recorded in Book 154M page 1091 of the St. Louis City Records, said point being distant North 88 degrees 57 minutes 40 seconds West, 88.41 feet from the Western line of York Avenue, as measured along said Northern line; thence leaving the aforementioned point and running along the Northern line of “220 Television, Inc.”, North 88 degrees 57 minutes 40 seconds West, 18.06 feet to the Northwest corner thereof; thence along the Western line of said property, South 1 degree 02 minutes 20 seconds West, 25.63 feet to a point on the Northern wall of a one story, brick and concrete building; thence leaving said Western property line and running along said Northern wall line South 88 degrees 52 minutes 34 seconds East, 6.97 feet to the Northeast corner of said one story building and located on the Western wall of a two story brick and concrete block building; thence along the wall line of said one story building and said two story building, South 1 degree 06 minutes 59 seconds West, 24.32 feet to a point; thence leaving the Eastern wall of said one story building and running along the wall of said two story building the following:  South 88 degrees 53 minutes 01 seconds East, 9.04 feet; South 0 degrees 55 minutes 46 seconds West, 50.77 feet; North 88 degrees 53 minutes 07 seconds West, 1.20 feet; South 0 degrees 55 minutes 46 seconds West, 1.36 feet and South 88 degrees 53 minutes 07 seconds East, 1.20 feet to a point; thence leaving said wall line and running South 1 degree 02 minutes 17 seconds West, 111.36 feet to a point on the Northern line of Lindell Boulevard, as aforementioned, said point being distant South 89 degrees 00 minutes 00 seconds East, 5.92 feet from the Southwest corner of property conveyed to “220 Television Inc.”, as measured along the Northern line of Lindell Boulevard; thence leaving said point and running along the Northern line of said Lindell Boulevard North 89 degrees 00 minutes 00 seconds West, 464.53 feet to the point of beginning.

Parcel 4 (Fee Simple):

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows:  Commencing at the intersection of the Eastern line of Kingshighway Boulevard, 100 feet wide, with the Southern line of Maryland Plaza, 80 feet wide; thence along said Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 200.00 feet to a point, said point being the Northeast corner of property conveyed to Singleton by deed recorded in Book 4189 page 404 of the St. Louis City records; thence leaving said street line and running along a line parallel with the Eastern line of Kingshighway Boulevard and being the Eastern line of said

Exhibit A - Page 2

Singleton property South 6 degrees 21 minutes 40 seconds East, 94.79 feet to a point of beginning of the herein described tract of land; thence leaving said point and running along a line parallel with and 94.00 feet perpendicular distance South of the Southern line of Maryland Plaza, South 88 degrees 57 minutes 40 seconds East, 59.83 feet to a point; thence leaving said point and running South 1 degrees 02 minutes 20 seconds West, 98.99 feet to a point; thence leaving said point and running along a line parallel with the Northern line of Lindell Boulevard, 100 feet wide, North 89 degrees 00 minutes 00 seconds West, 46.97 feet to a point on the Eastern line of Singleton as aforementioned; thence along said Eastern line of North 6 degrees 21 minutes 40 seconds West, 99.85 feet to the point of beginning.

Parcel 5 (Easement):

Easement for the benefit of Parcels No. 1, 3, and 4 herein described for the purpose of vehicular and pedestrian access, ingress and egress, according to Easement Agreement and Parking Space Lease dated July 31, 1998, by and between W.S. Stallings Corporation, and Kingsdell L.P., recorded October 22, 1998 in Book 1444M page 1253 over the area described therein as follows:

A tract of land in Block 3882 of the City of St. Louis, Missouri, and described as follows:  Beginning at a point in the South line of Maryland Avenue distant 200 feet 0 inches East of the intersection of said South line with the East line of Kingshighway Boulevard; thence Southwardly parallel with Kingshighway Boulevard and along the East line of property conveyed to Marvin E. Singleton by deed recorded in Book 4189 page 404, 94 feet 9-1/2 inches to a point distant 94 feet 0 inches South of the South line of Maryland Avenue; thence Eastwardly parallel with Maryland Avenue and along the North line of property conveyed to Harvey Imbolden by deed recorded in Book 6227 page 294, 62 feet 0-3/8 inches to a point; thence Northwardly perpendicular with Maryland Avenue, 39 feet 0 inches to a point; thence Westwardly parallel with Maryland Avenue, 25 feet 6 inches to a point; thence Northwardly perpendicular with Maryland Avenue, 55 feet 0 inches to a point in the South line of Maryland Avenue, 48 feet 9 inches to the point of beginning.

Parcel 6 (Easement):

Easements for the benefits of Parcels No. 1, 3 and 4 herein described, for the purpose of construction, use, maintenance, repair and reconstruction of driveways and ingress and egress created by instrument designated “Driveway Easement Agreement”, dated May 18, 1981 and recorded in Book 271M page 64 on May 21, 1981 over the following described property:

Easement “A”:

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows:  Beginning at a point on the Western line of York Avenue, 40 feet wide, at the Northeast corner of property conveyed to “220 Television Inc.”, by deed recorded in Book 154M page 1091 of the St. Louis City records, said point being distant North 7 degrees 08 minutes 40 seconds West, 215.57 feet from the Northern line of Lindell Boulevard, 100 feet wide, as

Exhibit A - Page 3

measured along the Western line of York Avenue; thence leaving said Western street line and running along the Northern line of “220 Television Inc.”, North 88 degrees 57 minutes 40 seconds West, 88.41 feet to a point, said point being on the direct Southward prolongation of the Eastern wall of a Concrete Parking Garage; thence leaving said point and running along said prolongation, North 1 degree 06 minutes 00 seconds East, 20.00 feet to a point; thence leaving said point and running South 88 degrees 57 minutes 40 seconds East, 85.51 feet to a point on the Western line of York Avenue, as aforementioned; thence along said Western street line South 7 degrees 08 minutes 40 seconds East, 20.21 feet to the point of beginning.

Easement “B”:

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows:  Commencing at a point on the Western line of York Avenue, 40 feet wide, at the Southeast corner of property conveyed to H & M Koplar by deed recorded in Book 207M page 206 of the St. Louis City records, said point being distant South 7 degrees 08 minutes 40 seconds East, 94.97 feet from the Southern line of Maryland Plaza, 80 feet wide, as measured along the Western line of York Avenue; thence along said Western street line South 7 degrees 08 minutes 40 seconds East, 19.00 feet to the point of beginning of the herein described tract of land; thence continuing along said street line South 7 degrees 08 minutes 40 seconds East, 34.00 feet to a point; thence leaving said Western street line and running North 75 degrees 38 minutes 39 seconds West, 8.51 feet and North 84 degrees 43 minutes 40 seconds West 67.74 feet to a point on the Eastern wall of a concrete parking garage; thence along said Eastern wall North 1 degree 06 minutes 00 seconds East, 20.50 feet to a point; thence leaving said point and running North 89 degrees 06 minutes 58 seconds East, 59.61 feet and North 70 degrees 50 minutes 17 seconds East, 12.14 feet to the point of beginning.

Parcel 7 (Easement):

Easement for the benefit of Parcels No. 1, 3 and 4 herein described, for the purpose of construction use, storage, maintenance, demolition, repair and reconstruction of a basement, including access thereto, created by instrument designated “Basement Easement Agreement”, dated May 18, 1981 and recorded in Book 271M page 84 on May 21, 1981 over the following described property:

A tract of land being part of Block 3882 of the City of St. Louis, Missouri, and described as follows:  Commencing at a point on the Northern line of Lindell Boulevard, 100 feet wide, at the Southwest corner of property conveyed to “220 Television Inc.”, by deed recorded in Book 154M page 1091 of the St. Louis City records; thence along the Northern line of Lindell Boulevard South 89 degrees 00 minutes 00 seconds East, 5.92 feet to a point; thence leaving said street line and running North 1 degrees 02 minutes 17 seconds East, 24.71 feet to the point of beginning of the herein described tract of land; thence continuing along the last mentioned line, North 1 degrees 02 minutes 17 seconds East, 86.65 feet to its intersection with the Southern wall of a two story brick and concrete block building; thence along the wall of said building the following bearing and distances:  North 88 degrees 53 minutes 07 seconds West, 1.20 feet; North

Exhibit A - Page 4

0 degrees 55 minutes 46 seconds East, 1.36 feet; South 88 degrees 53 minutes 07 seconds East, 1.20 feet; North 0 degrees 55 minutes 46 seconds East, 50.77 feet and North 88 degrees 53 minutes 01 seconds West, 9.04 feet to its intersection with the Eastern wall of a one story brick and concrete block building; thence along the wall line of said one story and said two story buildings North 1 degree 06 minutes 59 seconds East, 24.32 feet to the Northeast corner of said one story building; thence leaving said point and running the following bearings and distances; South 88 degrees 52 minutes 34 seconds East, 8.51 feet; South 1 degree 06 minutes 59 seconds West, 12.67 feet; South 88 degrees 53 minutes 01 seconds East, 8.93 feet and South 1 degree 12 minutes 50 seconds West, 57.77 feet to the Northwest corner of an eight story brick building; thence along the Western wall of said building and the following bearings and distances:  South 1 degree 23 minutes 44 seconds East, 78.19 feet; South 88 degrees 36 minutes 16 seconds West, 0.27 feet and South 1 degree 23 minutes 44 seconds East, 14.46 feet to the Southwest corner thereof; thence leaving said point and running North 89 degrees 17 minutes 57 seconds West, 11.81 feet to the point of beginning.

Parcel 8 (Easement):

Easements for ingress, egress, and placement of mechanical systems and storage units created by the Reciprocal Easement Agreement executed by and between Chase Park Plaza Hotel, LLC and The Private Residences, LLC dated December 1, 2006 and recorded December 8, 2006 in Book 12082006 page 0382 and rerecorded December 13, 2006 in Book 12132006, Page 0266.

Exhibit A - Page 5